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JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q2 2023

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q2 2023 EARNINGS RELEASE
SECTION TWO

Q2 2023 SUPPLEMENTAL INFORMATION
SECTION THREE

Atlantic Plumbing Exterior

JBGS Divider

Management Letter

August 8, 2023

To Our Fellow Shareholders:

This quarter saw the official opening of Amazon’s HQ2 in National Landing. Having hired over 8,000 new employees in this location, Amazon has single-handedly expanded the neighborhood employee base by over 15% since their decision brought them to this region just five years ago. In addition to the significant and expanding ripple effects we expect Amazon to have in National Landing, JBG SMITH continues to transform the neighborhood into a vibrant, 18-hour amenity-rich environment. This fall we will bring online over a dozen exciting new retailers on Crystal Drive followed by 1,583 new multifamily units expected to start delivering in early 2024. Not to be outdone, Virginia Tech’s Innovation Campus will open its doors with a new, state-of-the-art graduate campus facility in 2024, right on the heels of a newly minted eponymous Metro station serving that section of National Landing. Suffice to say that National Landing is rapidly realizing the promise of years of planning and investment.

While growth in National Landing is rapidly accelerating, the office market continues to struggle. New leasing transaction volume remains well below pre-pandemic levels and the equity and debt markets remain nearly completely frozen for office assets. Both because and in spite of these realities, we have continued to execute on our strategy of reducing our non-core office exposure, growing our multifamily portfolio, and advancing the value and readiness of our Development Pipeline. Thanks to our success in recasting our revolving credit facility, our balance sheet remains very strong, and we have ample liquidity to navigate the current environment.

Highlights from the most recent quarter:

Amazon officially opened Phase One of its HQ2, Metropolitan Park. The 2.1 million square foot office complex had its grand opening in June and is currently phasing in 8,000+ employees. We are already seeing demand associated with HQ2’s opening translate to absorption within our multifamily portfolio in National Landing. We anticipate this trend to continue as Amazon’s hiring progresses. As a reminder, Amazon is incentivized to hire up to 37,850 full-time jobs in National Landing as per its agreement with the Commonwealth of Virginia.

We recast our revolving credit facility to $750 million, with a fully extended maturity date of June 2028. The amendment revised the current interest rate to SOFR plus 140 basis points, an increased spread of 25 basis points. Given the current state of the debt capital markets, we were very pleased with lender demand to participate in the recast credit facility, which solidified our strong balance sheet and provided us financial flexibility to execute on accretive investment opportunities.

Capital Allocation

When our shares trade at a material discount to NAV, we believe share repurchases are the most accretive use of capital available to us. Our strong balance sheet and ample liquidity afford us the ability to capitalize on this disconnect. Year-to-date we have repurchased 12.5 million shares at a weighted average price of $14.98 per share, totaling $187.3 million; and since the inception of our share repurchase program in 2020, we have repurchased 35.8 million shares, or 24% of shares and OP units outstanding as of December 31, 2019, at a weighted average price per share of $22.64, totaling $810.8 million.

As we mentioned last quarter, we expect new investments, including development projects, acquisitions, and share repurchases, to be largely funded, whether up front or after the fact, by asset recycling. We have earmarked certain non-core assets for sale and are actively pursuing marketing several of them.

Financial and Operating Metrics

For the three months ended June 30, 2023, we reported Core FFO attributable to common shareholders of $39.8 million, or $0.36 per diluted share. Annualized NOI increased 0.3% quarter-over-quarter when excluding assets that were sold or recapitalized in the first quarter of 2023. Our multifamily portfolio ended the quarter at 96.8% leased and 93.7% occupied. Our office portfolio ended the quarter at 86.3% leased and 84.0% occupied. For second generation leases, the rental rate mark-to-market increased 2.7%.

As of June 30, 2023, our Net Debt/Total Enterprise Value was 57.0% and our Net Debt/Annualized Adjusted

EBITDA was 8.3x. Our floating rate exposure remains limited, with 91.4% of our debt fixed or hedged as of the end of the second quarter, after accounting for in-place interest rate swaps and caps. The remaining floating rate exposure is tied to our non-core assets, or assets where the business plan warrants preserving flexibility.

We continue to be well-positioned with respect to our near-term debt maturities: (i) we have only $13.7 million of debt maturing by year end 2023, all of which is non-recourse asset-level financing related to unconsolidated joint ventures; (ii) our weighted average debt maturity stands at 4.2 years, after adjusting for by-right extension options; and (iii) we have zero debt maturities tied to office assets in National Landing until 2025. Our primarily non-recourse asset-level financing strategy is most valuable in an environment like today, providing a floor on our downside risk.

Operating Portfolio

Multifamily Trends

Our multifamily portfolio ended the quarter at 93.7% occupied, up 80 basis points quarter-over-quarter, and 96.8% leased, up 180 basis points quarter-over-quarter. Leasing during the quarter was strong as we capitalized on seasonality typical to the summer months. Across our portfolio, we increased gross rents by 7.5% upon renewal for second quarter lease expirations, while achieving a 49.3% renewal rate. We continue to see concessions vary by submarket, with some burn-down seen in select markets in recent months.

Market-Wide (DC Metro) Multifamily Trends (based on CoStar, UrbanTurf, and Apartment List data)

Market-wide occupancy decreased in the second quarter to 93.3% from 94.7% in the same period last year. This market occupancy rate is nearly exactly in line with our portfolio. Despite declining occupancy, the market saw steady year-over-year (Q2 2022 to Q2 2023) growth in asking rents (1.4%) which was similar to what was observed in other gateway markets (1.2%). Asking rents ended the second quarter 10.7% above pre-COVID levels which speaks to the continued resilience of the demand for multifamily. Despite face rate growth, concessions have remained persistent in our submarkets with one to two months being typical, which somewhat reflects the softening occupancy picture.

The supply environment continues to present a positive outlook, with no new starts during the second quarter – fully recognizing the impact of interest rates and construction costs. Year-to-date we have seen only 760 units in three buildings get underway in the submarkets we track. We did see just over 1,000 units in three buildings in our submarkets deliver during the second quarter and more than 2,000 units in six buildings deliver year-to-date. This does put some pressure on overall occupancy but is also muted relative to historic norms. We believe this supply environment should help keep occupancies and rate growth relatively strong.

2

Office Trends

Our office portfolio ended the second quarter at 86.3% leased and 84.0% occupied. We executed 210,000 square feet of leases, with a weighted average lease term of 5.9 years. 62% of the leases executed in National Landing were with Department of Defense and government contractor tenants, which isn’t surprising given the submarket’s proximity to the Pentagon, deep tech talent pool, and the digital ecosystem we are creating.

In National Landing we have 1.8 million square feet of office leases rolling by the end of 2024 across 72 leases (27% of annualized rent). Based on tenant discussions to date, we anticipate 1.2 million square feet will vacate, implying an approximately 33% retention rate. Over half of the anticipated vacates are leases with Amazon (678,000 square feet), 300,000 square feet of which expires in 2023, and 378,000 square feet in 2024. 444,000 square feet of the Amazon vacates represent the entirety of 1800 South Bell Street and 2100 Crystal Drive, two assets that we plan to take off-line and entitle for alternate uses.

Excluding Amazon, our implied retention rate between now and the end of 2024 is approximately 50% (versus our long-term retention rate of approximately 70%). While market-wide leasing remains challenging, fundamentals in National Landing benefit from the demand drivers at play in this submarket: Amazon’s HQ2 hiring, Virginia Tech’s new Innovation Campus, 1,583 multifamily units under-construction, a retail transformation, and proximity to the Pentagon. Nonetheless, our efforts to re-lease certain spaces will be targeted toward buildings with long-term viability. We expect to repurpose older, obsolete, and vacant buildings for redevelopment, conversion to multifamily, or another specialty use, ultimately reducing our competitive inventory in National Landing.

Finally, mid-week physical occupancy across our National Landing office portfolio continues to remain stable, in the 70%+ range, as compared to pre-pandemic levels.

Market-Wide (DC Metro) Office Trends (based on JLL, CBRE, and Kastle Systems data)

The office market ended the first half of the year in a similar position to the end of last year, but with some notable trends emerging that could define the go-forward environment.

The first of those trends is the continued vast disparity between high-quality offerings and everything else. CBRE calls this a “flight to experience” with amenitization representing a significant factor in tenant decision-making. We believe that this shift in tenant preference is here to stay, and that amenity-rich markets and surgical improvements to even older buildings in those markets will create the most appealing offering to tenants.

The second trend is the continued decline in renewal rates from post-pandemic highs. JLL notes that renewal rates declined to 52% market-wide in the second quarter, essentially normalizing as tenants increasingly relocate, and new requirements gradually emerge. This is consistent with what we’ve seen in our own portfolio and with the “flight to experience” that CBRE describes.

The third trend – a potential moderation of right-sizing – is strongly related to the decrease in renewal rates. CBRE reported leasing activity in Northern Virginia was up 14% in the second quarter compared to post-pandemic levels, but still down nearly 30% from pre-pandemic levels on a quarterly average basis. However, within the top 10 leases in the second quarter, only two were contractions, with the rest either remaining flat or growing. Of the four tenants who signed new leases only one contracted according to CBRE. This leasing activity suggests that tenants are finally making moves to optimize their spaces after years of “status quo” stagnancy. While rightsizing is still a factor, it doesn’t appear to be the dominant factor.

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This right-sizing trend doesn’t translate into big losses in net demand, but it also doesn’t translate into significant growth from today’s demand picture, with both CBRE and JLL noting that the quarter was slightly negative in Northern Virginia, continuing a trend of overall flatness. This leaves the market with protracted vacancy above 20% with limited reductions of inventory. Sublease availability has flattened, according to JLL, which is a positive sign, but CBRE notes that most sublease terms now sit at less than four years, suggesting that absent a change in space utilization by those tenants, this space is likely to convert to direct vacancy at its expiration. All told, it appears as though a reduced demand environment is the near-term norm, with tenants moving in search of the right locations, but not driving any real growth in demand. We believe this may create winner and loser submarkets – likely based on amenities and environment.

Taken together, these trends have resulted in a continued elevated concession environment in Northern Virginia, with CBRE reporting concessions still 22% above pre-pandemic levels but moderated slightly from year-end 2022. Face rents are close to flat according to both JLL and CBRE data, with most landlords continuing to leverage large concession packages to lure tenants where they have the balance sheet or lender support to do so.

The picture is largely the same in DC proper, with both JLL and CBRE reporting essentially flat absorption and activity dominated by a flight-to-quality; although contractions also seem to be moderating in that market, with CBRE reporting 74% of leases are either flat or positive for the market during the second quarter. Both firms note that trophy inventory is dwindling, and there are few on-the-books sites remaining in the city despite strong demand from tenants looking to upgrade space (largely law firms). This fact suggests a continued game of musical chairs which could relieve some pressure on the beleaguered Class B/C market through potential removals of inventory for eventual redevelopment.

* * *

Amidst economic uncertainty and capital markets constraints, we continue to prioritize prudent capital allocation, balance sheet strength, and value creation. Our transformation of National Landing is happening in real time, highlighted by the opening of Amazon’s HQ2, and further emphasized by the upcoming deliveries of over 1,500 multifamily units to the neighborhood and a total revitalization of the streetscape. Our portfolio transformation toward majority multifamily is well underway, with meaningful progress being made on additional non-core asset sales. Finally, our judicious balance sheet management positions us well for the current environment.

We are grateful to our banking partners who participated in our recast revolving credit facility syndication. While this sentiment is not new, tough times are the truest test of relationship strength, and we are deeply appreciative of your strong support of JBG SMITH.

Thank you for your continued trust and confidence.

Sincerely,

W. Matthew Kelly

Chief Executive Officer

4

Q2 2023 EARNINGS RELEASE

SECTION TWO

The Bartlett Mock Unit

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Barbat Rodgers

Senior Vice President, Investor Relations

(240) 333-3805

brodgers@jbgsmith.com

JBG SMITH ANNOUNCES SECOND QUARTER 2023 RESULTS

Bethesda, MD (August 8, 2023) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended June 30, 2023 and reported its financial results.

Additional information regarding our results of operations, properties, and tenants can be found in our Second Quarter 2023 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in that document.

Second Quarter 2023 Highlights

●	Net income (loss), Funds From Operations ("FFO") and Core FFO attributable to common shareholders were:

	SECOND QUARTER AND YEAR-TO-DATE COMPARISON
in millions, except per share amounts	Three Months Ended				Six Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$(10.5)	$(0.10)	$123.3	$1.02	$10.6	$0.09	$123.2	$0.99
FFO	$33.4	$0.30	$33.6	$0.28	$66.4	$0.59	$84.9	$0.68
Core FFO	$39.8	$0.36	$37.1	$0.31	$76.9	$0.69	$79.8	$0.64
●	Annualized Net Operating Income ("NOI") for the three months ended June 30, 2023 was $317.5 million, compared to $327.5 million for the three months ended March 31, 2023, at our share. Excluding the assets that were sold or recapitalized, Annualized NOI for the three months ended June 30, 2023 was $317.6 million, compared to $316.6 million for the three months ended March 31, 2023, at our share.
o	The increase in Annualized NOI excluding the assets that were sold or recapitalized was substantially attributable to (i) higher occupancy at the Crystal City Marriott and higher parking revenue, offset by an increase in bad debt expense as a result of a recovery recognized in the prior quarter, and (ii) higher occupancy and rents across the multifamily portfolio.

●	Same Store NOI ("SSNOI") at our share increased 0.1% year-over-year to $78.3 million for the three months ended June 30, 2023. SSNOI at our share decreased 0.7% year-over-year to $153.5 million for the six months ended June 30, 2023.
o	The decrease in SSNOI year-over-year for the six months ended June 30, 2023 was substantially attributable to (i) increased abatement and higher vacancy, partially offset by an increase in parking revenue in our commercial portfolio and (ii) higher occupancy and rents, partially offset by higher concessions and higher operating expenses, in our multifamily portfolio.

Operating Portfolio

●	The operating commercial portfolio was 86.3% leased and 84.0% occupied as of June 30, 2023, compared to 87.6% and 85.2% as of March 31, 2023, at our share.
●	The operating multifamily portfolio was 96.8% leased and 93.7% occupied as of June 30, 2023, compared to 95.0% and 92.9% as of March 31, 2023, at our share.
●	Executed approximately 210,000 square feet of office leases at our share during the three months ended June 30, 2023, comprising approximately 23,000 square feet of first-generation leases and approximately 187,000 square feet of second-generation leases, which generated a 5.0% rental rate increase on a GAAP basis and a 2.7% rental rate increase on a cash basis.
●	Executed approximately 323,000 square feet of office leases at our share during the six months ended June 30, 2023, comprising approximately 41,000 square feet of first-generation leases and approximately 282,000 square feet of second-generation leases, which generated a 4.8% rental rate increase on a GAAP basis and a 1.8% rental rate increase on a cash basis.

Development Portfolio

Under-Construction

●	As of June 30, 2023, we had two multifamily assets under construction consisting of 1,583 units at our share.

Development Pipeline

●	As of June 30, 2023, we had 20 assets in the development pipeline consisting of 9.8 million square feet of estimated potential development density at our share.

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended June 30, 2023, revenue from third-party real estate services, including reimbursements, was $22.9 million. Excluding reimbursements and service revenue from our interests in real estate ventures, revenue from our third-party asset management and real estate services business was $11.6 million, primarily driven by $6.0 million of property and asset management fees, $2.8 million of development fees, $1.3 million of leasing fees and $1.3 million of other service revenue.

Balance Sheet

●	As of June 30, 2023, our total enterprise value was approximately $4.2 billion, comprising 119.3 million common shares and units valued at $1.8 billion, and debt (net of premium / (discount) and deferred financing costs) at our share of $2.5 billion, less cash and cash equivalents at our share of $165.8 million.
●	As of June 30, 2023, we had $156.6 million of cash and cash equivalents ($165.8 million of cash and cash equivalents at our share), and $687.5 million of capacity under our revolving credit facility.
●	Net Debt to annualized Adjusted EBITDA at our share for the three months ended June 30, 2023 was 8.3x, and our Net Debt / total enterprise value was 57.0% as of June 30, 2023.

Investing and Financing Activities

●	In May 2023, we drew the $50.0 million remaining advance under our Tranche A-2 Term Loan.
●	During the second quarter of 2023, we borrowed $62.0 million under our revolving credit facility. In June 2023, we amended and extended the revolving credit facility, from January 2025 to June 2027 at an amended interest rate of SOFR plus 1.40% (based on our current leverage level). We have the option to increase the recast $750.0 million revolving credit facility or add term loans up to $500.0 million, and we also have the right to extend the maturity date beyond June 2027 via two six-month extension options.
●	In June 2023, we entered into a $120.0 million term loan with a five-year term and an interest rate of SOFR plus 1.25% (based on our current leverage level). We also entered into an interest rate swap with a total notional value of $120.0 million, which fixes SOFR at an interest rate of 4.01% through the maturity date.
●	In June 2023, we repaid mortgage loans with an aggregate principal balance of $142.4 million.
●	We repurchased and retired 9.3 million common shares for $135.7 million, a weighted average purchase price per share of $14.54.

Subsequent to June 30, 2023:

●	We repurchased and retired 2.0 million common shares for $31.5 million, a weighted average purchase price per share of $16.03, pursuant to a repurchase plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Dividends

●	On August 3, 2023, our Board of Trustees declared a quarterly dividend of $0.225 per common share, payable on August 31, 2023 to shareholders of record as of August 17, 2023.

About JBG SMITH

JBG SMITH owns, operates, invests in, and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately two-thirds of JBG SMITH's holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon's new headquarters; Virginia Tech's under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure. JBG SMITH's dynamic portfolio currently comprises 15.0 million square feet of high-

growth office, multifamily, and retail assets at share, 98% of which are Metro-served. It also maintains a development pipeline encompassing 9.8 million square feet of mixed-use, primarily multifamily, development opportunities. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this earnings release. We also note the following forward-looking statements: changes to the amount and manner in which tenants use space; our annual dividend per share and dividend yield; whether in the case of our under-construction assets and assets in the development pipeline, estimated square feet, estimated number of units and estimated potential development density are accurate; expected timing, completion, modifications and delivery dates for the projects we are developing for Amazon; the ability of any or all of our demand drivers to materialize and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; planned infrastructure and educational improvements related to Amazon's additional headquarters and the Virginia Tech Innovation Campus; our development plans related to National Landing; whether we will be able to successfully shift the majority of our portfolio to multifamily; and whether the allocation of capital to our share repurchase plan has any impact on our share price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH's management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH's financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation

Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption (payments) refunds, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI") and "Annualized NOI" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended June 30, 2023 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of June 30, 2023. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

Definitions

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of June 30, 2023. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

"GAAP" means accounting principles generally accepted in the United States of America.

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of June 30, 2023.

"Non-Same Store" refers to all operating assets excluded from the same store pool.

"Same Store" refers to the pool of assets that were in-service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.

"Under-Construction" refers to assets that were under construction during the three months ended June 30, 2023.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	June 30, 2023	December 31, 2022

ASSETS
Real estate, at cost:
Land and improvements	$1,267,379	$1,302,569
Buildings and improvements	4,175,488	4,310,821
Construction in progress, including land	694,793	544,692
	6,137,660	6,158,082
Less: accumulated depreciation	(1,396,766)	(1,335,000)
Real estate, net	4,740,894	4,823,082
Cash and cash equivalents	156,639	241,098
Restricted cash	46,205	32,975
Tenant and other receivables	44,863	56,304
Deferred rent receivable	165,797	170,824
Investments in unconsolidated real estate ventures	309,219	299,881
Intangible assets, net	144,308	162,246
Other assets, net	175,677	117,028
TOTAL ASSETS	$5,783,602	$5,903,438

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,689,207	$1,890,174
Revolving credit facility	62,000	—
Term loans, net	716,757	547,072
Accounts payable and accrued expenses	129,325	138,060
Other liabilities, net	139,445	132,710
Total liabilities	2,736,734	2,708,016
Commitments and contingencies
Redeemable noncontrolling interests	455,886	481,310
Total equity	2,590,982	2,714,112
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,783,602	$5,903,438

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE
Property rental	$120,592	$117,036	$244,625	$248,634
Third-party real estate services, including reimbursements	22,862	22,157	45,646	46,127
Other revenue	8,641	6,312	14,786	12,709
Total revenue	152,095	145,505	305,057	307,470
EXPENSES
Depreciation and amortization	49,218	49,479	102,649	107,541
Property operating	35,912	35,445	71,524	76,089
Real estate taxes	14,424	14,946	29,648	33,132
General and administrative:
Corporate and other	15,093	14,782	31,216	30,597
Third-party real estate services	22,105	24,143	45,928	51,192
Share-based compensation related to Formation Transaction and special equity awards	—	1,577	351	3,821
Transaction and other costs	3,492	1,987	5,964	2,886
Total expenses	140,244	142,359	287,280	305,258
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	510	(2,107)	943	1,038
Interest and other income, net	2,281	1,672	6,358	15,918
Interest expense	(25,835)	(16,041)	(52,677)	(32,319)
Gain on the sale of real estate, net	—	158,767	40,700	158,631
Loss on the extinguishment of debt	(450)	(1,038)	(450)	(1,629)
Total other income (expense)	(23,494)	141,253	(5,126)	141,639
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(11,643)	144,399	12,651	143,851
Income tax expense	(611)	(2,905)	(595)	(2,434)
NET INCOME (LOSS)	(12,254)	141,494	12,056	141,417
Net (income) loss attributable to redeemable noncontrolling interests	1,398	(18,248)	(1,965)	(18,258)
Net loss attributable to noncontrolling interests	311	29	535	84
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(10,545)	$123,275	$10,626	$123,243
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.10)	$1.02	$0.09	$0.99
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	109,695	121,316	111,862	123,984

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(12,254)		$141,494		$12,056		$141,417
Depreciation and amortization expense	49,218		49,479		102,649		107,541
Interest expense	25,835		16,041		52,677		32,319
Income tax expense	611		2,905		595		2,434
Unconsolidated real estate ventures allocated share of above adjustments	4,618		9,494		8,282		19,323
EBITDA attributable to noncontrolling interests	(32)		(47)		(2)		(73)
EBITDA	$67,996		$219,366		$176,257		$302,961
Gain on the sale of real estate, net	—		(158,767)		(40,700)		(158,631)
Gain on the sale of unconsolidated real estate assets	—		(936)		—		(6,179)

EBITDAre	$67,996		$59,663		$135,557		$138,151
Transaction and other costs, net of noncontrolling interests (1)	3,492		1,987		5,964		2,852
(Income) loss from investments, net	526		(1,217)		(1,335)		(15,288)
Loss on the extinguishment of debt	450		1,038		450		1,629
Share-based compensation related to Formation Transaction and special equity awards	—		1,577		351		3,821
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(341)		(124)		(508)		(565)
Lease liability adjustments	(154)		—		(154)		—
Unconsolidated real estate ventures allocated share of above adjustments	—		1,841		2		2,045

Adjusted EBITDA	$71,969		$64,765		$140,327		$132,645

Net Debt to Annualized Adjusted EBITDA (2)	8.3	x	8.1	x	8.5	x	7.9	x

					June 30, 2023		June 30, 2022
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (3)					$2,454,311		$2,000,762
Unconsolidated indebtedness (3)					87,886		279,534
Total consolidated and unconsolidated indebtedness					2,542,197		2,280,296
Less: cash and cash equivalents					165,834		181,882
Net Debt (at JBG SMITH Share)					$2,376,363		$2,098,414

Note: All EBITDA measures as shown above are attributable to common limited partnership units ("OP Units") and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.
(2)	Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the six months ended June 30, 2023 and 2022 is annualized by multiplying by two.
(3)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	XX	2023	2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(10,545)	$123,275		$10,626	$123,243
Net income (loss) attributable to redeemable noncontrolling interests	(1,398)	18,248		1,965	18,258
Net loss attributable to noncontrolling interests	(311)	(29)		(535)	(84)
Net income (loss)	(12,254)	141,494		12,056	141,417
Gain on the sale of real estate, net of tax	—	(155,642)		(40,700)	(155,506)
Gain on the sale of unconsolidated real estate assets	—	(936)		—	(6,179)
Real estate depreciation and amortization	47,502	47,242		99,113	102,759
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	3,111	6,416		5,871	13,286
FFO attributable to noncontrolling interests	311	(47)		535	(73)
FFO Attributable to OP Units	$38,670	$38,527		$76,875	$95,704
FFO attributable to redeemable noncontrolling interests	(5,247)	(4,966)		(10,450)	(10,843)
FFO Attributable to Common Shareholders	$33,423	$33,561		$66,425	$84,861

FFO attributable to OP Units	$38,670	$38,527		$76,875	$95,704
Transaction and other costs, net of tax and noncontrolling interests (1)	3,337	1,892		5,710	2,735
(Income) loss from investments, net of tax	404	(957)		(1,001)	(11,495)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	2,601	(2,027)		5,142	(5,394)
Loss on the extinguishment of debt	450	1,038		450	1,629
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(341)	(124)		(508)	(565)
Share-based compensation related to Formation Transaction and special equity awards	—	1,577		351	3,821
Lease liability adjustments	(154)	—		(154)	—
Amortization of management contracts intangible, net of tax	1,024	1,106		2,130	2,211
Unconsolidated real estate ventures allocated share of above adjustments	5	1,593		41	1,545
Core FFO Attributable to OP Units	$45,996	$42,625		$89,036	$90,191
Core FFO attributable to redeemable noncontrolling interests	(6,241)	(5,494)		(12,103)	(10,383)
Core FFO Attributable to Common Shareholders	$39,755	$37,131		$76,933	$79,808
FFO per common share - diluted	$0.30	$0.28		$0.59	$0.68
Core FFO per common share - diluted	$0.36	$0.31		$0.69	$0.64
Weighted average shares - diluted (FFO and Core FFO)	109,708	121,327		111,868	123,990

See footnotes on page 15.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

FAD
Core FFO attributable to OP Units	$45,996	$42,625	$89,036	$90,191
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (2)	(11,602)	(13,300)	(19,396)	(27,002)
Straight-line and other rent adjustments (3)	(6,311)	(1,978)	(14,688)	(3,769)
Third-party lease liability assumption (payments) refunds	(25)	(25)	70	(25)
Share-based compensation expense	9,137	10,171	18,485	20,664
Amortization of debt issuance costs	1,343	1,135	2,650	2,311
Unconsolidated real estate ventures allocated share of above adjustments	641	(289)	1,043	(937)
Non-real estate depreciation and amortization	341	760	696	1,828
FAD available to OP Units (A)	$39,520	$39,099	$77,896	$83,261
Distributions to common shareholders and unitholders (B)	$27,684	$31,768	$57,303	$64,371
FAD Payout Ratio (B÷A) (4)	70.1%	81.3%	73.6%	77.3%

Capital Expenditures
Maintenance and recurring capital expenditures	$4,707	$6,091	$7,680	$10,911
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	35	312	35	394
Second-generation tenant improvements and leasing commissions	6,805	6,713	11,547	15,307
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	55	184	134	390
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	11,602	13,300	19,396	27,002
Non-recurring capital expenditures	10,904	13,552	20,597	26,362
Share of non-recurring capital expenditures from unconsolidated real estate ventures	3	37	5	49
First-generation tenant improvements and leasing commissions	4,174	4,197	7,299	8,647
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	240	244	553	717
Non-recurring capital expenditures	15,321	18,030	28,454	35,775
Total JBG SMITH Share of Capital Expenditures	$26,923	$31,330	$47,850	$62,777

(1)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.
(2)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(4)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss) attributable to common shareholders	$(10,545)	$123,275	$10,626	$123,243
Add:
Depreciation and amortization expense	49,218	49,479	102,649	107,541
General and administrative expense:
Corporate and other	15,093	14,782	31,216	30,597
Third-party real estate services	22,105	24,143	45,928	51,192
Share-based compensation related to Formation Transaction and special equity awards	—	1,577	351	3,821
Transaction and other costs	3,492	1,987	5,964	2,886
Interest expense	25,835	16,041	52,677	32,319
Loss on the extinguishment of debt	450	1,038	450	1,629
Income tax expense	611	2,905	595	2,434
Net income (loss) attributable to redeemable noncontrolling interests	(1,398)	18,248	1,965	18,258
Net loss attributable to noncontrolling interests	(311)	(29)	(535)	(84)
Less:
Third-party real estate services, including reimbursements revenue	22,862	22,157	45,646	46,127
Other revenue	3,846	1,798	5,572	3,994
Income (loss) from unconsolidated real estate ventures, net	510	(2,107)	943	1,038
Interest and other income, net	2,281	1,672	6,358	15,918
Gain on the sale of real estate, net	—	158,767	40,700	158,631

Consolidated NOI	75,051	71,159	152,667	148,128
NOI attributable to unconsolidated real estate ventures at our share	5,175	8,321	9,604	15,268
Non-cash rent adjustments (1)	(6,311)	(1,978)	(14,688)	(3,769)
Other adjustments (2)	5,163	5,695	12,008	14,443
Total adjustments	4,027	12,038	6,924	25,942
NOI	$79,078	$83,197	$159,591	$174,070
Less: out-of-service NOI loss (3)	(902)	(2,046)	(1,611)	(3,498)
Operating Portfolio NOI	$79,980	$85,243	$161,202	$177,568
Non-Same Store NOI (4)	1,640	7,007	7,667	22,918
Same Store NOI (5)	$78,340	$78,236	$153,535	$154,650

Change in Same Store NOI	0.1%		(0.7)%
Number of properties in Same Store pool	50		49

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and related party management fees.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

Q2 2023 SUPPLEMENTAL INFORMATION

SECTION THREE

The Wren

View from 1900 Crystal Drive Rooftop (under construction)

JBG SMITH

SUPPLEMENTAL INFORMATION | Q2 2023

SEP
TABLE OF CONTENTS	JUNE 30, 2023

DISCLOSURES	JUNE 30, 2023

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this Investor Package. We also note the following forward-looking statements: the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential Net Operating Income growth and the assumptions on which such growth is premised; our estimated future leverage (Net Debt/Annualized Adjusted EBITDA and Net Debt/Total Enterprise Value) profile; the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon.com, Inc.'s ("Amazon") additional headquarters on the Washington, DC metropolitan area and National Landing and the speed with which such impact occurs and Amazon's plans for accelerated hiring and in-person work requirements; changes to the amount and manner in which tenants use space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether National Landing will benefit economically from its proximity to the Pentagon; whether Virginia Tech's Innovation Campus will open on the anticipated timeline; the anticipated growth of our target submarkets; the economic impact of Washington DC metropolitan area's diversification into technology; our annual dividend per share and dividend yield; annualized Net Operating Income; adjusted annualized Net Operating Income; expected timing, completion, modifications and delivery dates for the projects we are developing for Amazon; the ability of any or all of our demand drivers to materialize at all or on the timeline anticipated and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; planned infrastructure and educational improvements related to Amazon's additional headquarters; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; the impact on our net asset value of the Amazon transactions; whether we will succeed in recycling our non-core assets to fund new investments, including development projects, acquisitions, and share repurchases; whether we will succeed in achieving the lease retention rates that we anticipate; whether we will succeed in re-leasing or otherwise strategically utilizing vacant properties; whether the allocation of capital to our share repurchase plan has any impact on our share price; whether in the case of our Under-Construction assets and assets in the Development Pipeline, estimated square feet, estimated number of units, earliest potential construction start, the estimated completion date, estimated stabilization date, Estimated Incremental Investment, Estimated Total Investment, Projected NOI Yield, weighted average Projected NOI Yield, weighted average completion date, yield on cost, weighted average stabilization date, intended type of asset use and potential tenants, Estimated Potential Development Density, and Estimated Stabilized NOI are accurate; whether our Under-Construction assets will deliver the Annualized NOI that we anticipate; whether our plans related to our investment in 5G wireless spectrum across National Landing will be a significant demand catalyst; whether the anticipated placemaking in National Landing will be realized; whether the number of retailers and multifamily units in National Landing will increase to the levels anticipated or open on the timelines anticipated; whether we will be able to successfully shift the majority of our portfolio to multifamily and concentrate our office portfolio in National Landing, and in the case of our Development Pipeline opportunities, Estimated Potential Development Density and estimated entitlement timeline including the potential for delays in the entitlement process.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH, a Maryland real estate investment trust, owns, operates, invests in, and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately two-thirds of JBG SMITH's holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon's new headquarters; Virginia Tech's under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure. In addition, our third-party asset management and real estate services business provides fee-based real estate services to the Washington Housing Initiative Impact Pool, the legacy funds formerly organized by The JBG Companies (the "JBG Legacy Funds") and other third parties.

DISCLOSURES	JUNE 30, 2023

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

DISCLOSURES	JUNE 30, 2023

Definitions

See pages 48-52 for definitions of terms used in this Investor Package.

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Pro Rata Adjusted General and Administrative Expenses
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Consolidated and Unconsolidated Indebtedness
●	Net Debt

COMPANY PROFILE	JUNE 30, 2023 (Unaudited)

Company Profile

Executive Officers		Company Snapshot as of June 30, 2023

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
M. Moina Banerjee	Chief Financial Officer	Indicated annual dividend per share	$0.90
Kevin P. Reynolds	Chief Development Officer	Dividend yield	6.0%
George L. Xanders	Chief Investment Officer
Steven A. Museles	Chief Legal Officer	Total Enterprise Value (dollars in billions, except share price)
		Common share price	$15.04
		Common shares and common limited partnership units ("OP Units") outstanding (in millions) (1)	119.27
		Total market capitalization	$1.79
		Total consolidated and unconsolidated indebtedness at JBG SMITH Share	2.54
		Less: cash and cash equivalents at JBG SMITH Share	(0.17)
		Net Debt	$2.38
		Total Enterprise Value	$4.17

		Net Debt / Total Enterprise Value	57.0%

(1)	Includes certain fully-vested incentive equity awards that are convertible into OP Units.

FINANCIAL HIGHLIGHTS	JUNE 30, 2023 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended		Six Months Ended
	June 30, 2023		June 30, 2023

Summary Financial Results
Total revenue	$152,095		$305,057
Net income (loss) attributable to common shareholders	$(10,545)		$10,626
Per diluted common share	$(0.10)		$0.09
Operating portfolio NOI	$79,980		$161,202
FFO (1)	$38,670		$76,875
Core FFO (1)	$45,996		$89,036
FAD (1)	$39,520		$77,896
FAD payout ratio	70.1%		73.6%
EBITDA (1)	$67,996		$176,257
EBITDAre (1)	$67,996		$135,557
Adjusted EBITDA (1)	$71,969		$140,327
Net Debt / total enterprise value	57.0%		57.0%
Net Debt to annualized Adjusted EBITDA	8.3	x	8.5	x

			June 30, 2023

Debt Summary (at JBG SMITH Share)
Total consolidated indebtedness (2)			$2,454,311
Total consolidated and unconsolidated indebtedness (2)			$2,542,197
Weighted average interest rates:
Variable rate debt (3)			5.46%
Fixed rate debt			4.13%
Total debt			4.54%
Cash and cash equivalents			$165,834

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain incentive equity awards that may be convertible into OP Units.
(2)	Net of premium/discount and deferred financing costs.
(3)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.42% for consolidated debt, and 2.28% for all debt, and the weighted average maturity date of the interest rate caps is in August 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.

FINANCIAL HIGHLIGHTS – TRENDS	JUNE 30, 2023 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH Share	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Commercial NOI	$46,706	$49,522	$49,309	$52,167	$57,437
Multifamily NOI	32,677	31,084	30,951	27,955	27,338
Ground Leases and Other NOI	597	617	637	632	468
Operating portfolio NOI	$79,980	$81,223	$80,897	$80,754	$85,243
Total Annualized NOI	$317,473	$327,530	$322,284	$322,018	$337,093

Net income (loss) attributable to common shareholders	$(10,545)	$21,171	$(18,579)	$(19,293)	$123,275
Per diluted common share	$(0.10)	$0.19	$(0.17)	$(0.17)	$1.02
FFO (1)	$38,670	$38,205	$35,865	$46,323	$38,527
Core FFO (1)	$45,996	$43,040	$40,186	$48,371	$42,625
FAD (1)	$39,520	$38,376	$27,858	$37,217	$39,099
FAD payout ratio	70.1%	77.2%	106.3%	80.2%	81.3%
EBITDA (1)	$67,996	$108,261	$63,427	$54,270	$219,366
EBITDAre (1)	$67,996	$67,561	$63,431	$69,671	$59,663
Adjusted EBITDA (1)	$71,969	$68,358	$65,251	$73,992	$64,765
Net Debt / total enterprise value	57.0%	52.5%	47.7%	49.3%	40.4%
Net Debt to annualized Adjusted EBITDA	8.3	x	7.8	x	8.6	x	7.9	x	8.1	x

Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022

Number of Operating Assets
Commercial	31	31	31	35	35
Multifamily	18	18	18	19	19
Ground Leases and Other	2	2	2	2	2
Total	51	51	51	56	56

Operating Portfolio % Leased
Commercial (2)	86.3%	87.6%	88.5%	88.3%	87.3%
Multifamily (3)	96.8%	95.0%	94.5%	95.5%	95.7%
Weighted Average	90.6%	90.6%	90.9%	91.1%	90.5%

Operating Portfolio % Occupied (4)
Commercial (2)	84.0%	85.2%	85.1%	85.9%	86.1%
Multifamily (3)	93.7%	92.9%	93.6%	93.7%	92.3%
Weighted Average	88.0%	88.4%	88.5%	88.9%	88.4%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS – TRENDS	JUNE 30, 2023 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain incentive equity awards that may be convertible into OP Units.
(2)	Crystal City Marriott is excluded from the Percent Leased and the Percent Occupied metrics.
(3)	Includes Recently Delivered assets. 2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Leased and the Percent Occupied metrics as they are operated as short-term rental properties.
(4)	Percent Occupied excludes occupied retail SF.

PORTFOLIO OVERVIEW	JUNE 30, 2023 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized Rent
						Annualized	per Square Foot/
	Number of	Square Feet/	Square Feet/	%	%	Rent	Monthly Rent	Annualized NOI
	Assets	Units	Units	Leased	Occupied (1)	(in thousands)	Per Unit (2)	(in thousands)

Operating
Commercial (3)
National Landing	22	7,269,550	6,993,753	86.2%	84.7%	$255,442	$45.54	$165,929
Other VA	4	1,058,433	399,255	95.4%	95.6%	17,773	49.15	5,932
DC	3	812,387	513,162	80.2%	66.8%	21,637	61.87	9,052
MD	2	513,647	273,241	86.4%	86.4%	9,317	38.60	3,464
Commercial - total / weighted average	31	9,654,017	8,179,411	86.3%	84.0%	$304,169	$46.30	$184,377

Multifamily (4)
National Landing	4	2,856	2,856	97.2%	93.8%	$69,879	$2,293	$48,604
DC	11	3,140	3,140	96.8%	93.9%	97,967	2,502	69,072
MD	3	760	760	95.8%	92.5%	21,226	2,392	13,032
Multifamily – total / weighted average	18	6,756	6,756	96.8%	93.7%	$189,072	$2,404	$130,708

Ground Leases and Other (5)
Other VA	1	—	—	—	—	—	—	$412
DC	1	—	—	—	—	—	—	1,976
Ground leases and other – total	2	—	—	—	—	—	—	$2,388

Operating - Total / Weighted Average	51	9,654,017 SF/ 6,756 Units	8,179,411 SF/ 6,756 Units	90.6%	88.0%	$493,241	$46.30 per SF/ $2,404 per unit	$317,473

Development (6)

Under-Construction	2	1,583 Units	1,583 Units

Development Pipeline	20	12,534,000	9,797,300

(1)	Percent Occupied excludes retail SF.
(2)	For commercial assets, represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of office tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(3)	Crystal City Marriott is excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics.
(4)	2221 S. Clark Street – Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent and Monthly Rent Per Unit metrics as they are operated as short-term rental properties.
(5)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics. See footnote (7) on page 23 for more information.
(6)	Refer to pages 40 – 42 for detail on Under-Construction assets and assets in the Development Pipeline.

CONDENSED CONSOLIDATED BALANCE SHEETS	JUNE 30, 2023 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	June 30, 2023	December 31, 2022

ASSETS
Real estate, at cost:
Land and improvements	$1,267,379	$1,302,569
Buildings and improvements	4,175,488	4,310,821
Construction in progress, including land	694,793	544,692
	6,137,660	6,158,082
Less: accumulated depreciation	(1,396,766)	(1,335,000)
Real estate, net	4,740,894	4,823,082
Cash and cash equivalents	156,639	241,098
Restricted cash	46,205	32,975
Tenant and other receivables	44,863	56,304
Deferred rent receivable	165,797	170,824
Investments in unconsolidated real estate ventures	309,219	299,881
Intangible assets, net	144,308	162,246
Other assets, net	175,677	117,028
TOTAL ASSETS	$5,783,602	$5,903,438

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,689,207	$1,890,174
Revolving credit facility	62,000	—
Term loans, net	716,757	547,072
Accounts payable and accrued expenses	129,325	138,060
Other liabilities, net	139,445	132,710
Total liabilities	2,736,734	2,708,016
Commitments and contingencies
Redeemable noncontrolling interests	455,886	481,310
Total equity	2,590,982	2,714,112
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,783,602	$5,903,438

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	JUNE 30, 2023 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE
Property rental	$120,592	$117,036	$244,625	$248,634
Third-party real estate services, including reimbursements	22,862	22,157	45,646	46,127
Other revenue	8,641	6,312	14,786	12,709
Total revenue	152,095	145,505	305,057	307,470
EXPENSES
Depreciation and amortization	49,218	49,479	102,649	107,541
Property operating	35,912	35,445	71,524	76,089
Real estate taxes	14,424	14,946	29,648	33,132
General and administrative:
Corporate and other	15,093	14,782	31,216	30,597
Third-party real estate services	22,105	24,143	45,928	51,192
Share-based compensation related to Formation Transaction and special equity awards	—	1,577	351	3,821
Transaction and Other Costs	3,492	1,987	5,964	2,886
Total expenses	140,244	142,359	287,280	305,258
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	510	(2,107)	943	1,038
Interest and other income, net	2,281	1,672	6,358	15,918
Interest expense	(25,835)	(16,041)	(52,677)	(32,319)
Gain on the sale of real estate, net	—	158,767	40,700	158,631
Loss on the extinguishment of debt	(450)	(1,038)	(450)	(1,629)
Total other income (expense)	(23,494)	141,253	(5,126)	141,639
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(11,643)	144,399	12,651	143,851
Income tax expense	(611)	(2,905)	(595)	(2,434)
NET INCOME (LOSS)	(12,254)	141,494	12,056	141,417
Net (income) loss attributable to redeemable noncontrolling interests	1,398	(18,248)	(1,965)	(18,258)
Net loss attributable to noncontrolling interests	311	29	535	84
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(10,545)	$123,275	$10,626	$123,243
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.10)	$1.02	$0.09	$0.99
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	109,695	121,316	111,862	123,984

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2023 (Unaudited)

Unconsolidated Real Estate Ventures

in thousands, at JBG SMITH Share
BALANCE SHEET INFORMATION	June 30, 2023

Total real estate, at cost	$387,171
Less: accumulated depreciation	(37,287)
Real estate, net	349,884
Cash and cash equivalents	9,223
Other assets, net	53,175
Total assets	$412,282
Borrowings, net	$87,886
Other liabilities, net	22,189
Total liabilities	$110,075

	Three Months Ended	Six Months Ended
OPERATING INFORMATION	June 30, 2023	June 30, 2023
Total revenue	$7,677	$14,389
Expenses:
Depreciation and amortization	3,111	5,871
Property operating	1,780	3,583
Real estate taxes	1,230	2,325
Total expenses	6,121	11,779
Other income (expense):
Interest expense	(1,505)	(2,407)
Interest and other income, net	74	144

Net income	$125	$347
Earnings and distributions in excess of our investment in unconsolidated real estate venture	341	508
Other	44	88
Income from unconsolidated real estate ventures, net	$510	$943

OTHER TANGIBLE ASSETS AND LIABILITIES	JUNE 30, 2023 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH Share	June 30, 2023

Other Tangible Assets, Net (1)
Restricted cash	$46,758
Tenant and other receivables, net	45,255
Other assets, net	123,079
Total Other Tangible Assets, Net	$215,092

Other Tangible Liabilities, Net
Accounts payable and accrued liabilities	$132,590
Other liabilities, net	85,881
Total Other Tangible Liabilities, Net	$218,471

(1)	Excludes cash and cash equivalents.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(12,254)		$141,494		$12,056		$141,417
Depreciation and amortization expense	49,218		49,479		102,649		107,541
Interest expense	25,835		16,041		52,677		32,319
Income tax expense	611		2,905		595		2,434
Unconsolidated real estate ventures allocated share of above adjustments	4,618		9,494		8,282		19,323
EBITDA attributable to noncontrolling interests	(32)		(47)		(2)		(73)
EBITDA	$67,996		$219,366		$176,257		$302,961
Gain on the sale of real estate, net	—		(158,767)		(40,700)		(158,631)
Gain on the sale of unconsolidated real estate assets	—		(936)		—		(6,179)

EBITDAre	$67,996		$59,663		$135,557		$138,151
Transaction and Other Costs, net of noncontrolling interests (1)	3,492		1,987		5,964		2,852
(Income) loss from investments, net	526		(1,217)		(1,335)		(15,288)
Loss on the extinguishment of debt	450		1,038		450		1,629
Share-based compensation related to Formation Transaction and special equity awards	—		1,577		351		3,821
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(341)		(124)		(508)		(565)
Lease liability adjustments	(154)		—		(154)		—
Unconsolidated real estate ventures allocated share of above adjustments	—		1,841		2		2,045

Adjusted EBITDA	$71,969		$64,765		$140,327		$132,645

Net Debt to Annualized Adjusted EBITDA (2)	8.3	x	8.1	x	8.5	x	7.9	x

Net Debt (at JBG SMITH Share)					June 30, 2023		June 30, 2022
Consolidated indebtedness (3)					$2,454,311		$2,000,762
Unconsolidated indebtedness (3)					87,886		279,534
Total consolidated and unconsolidated indebtedness					2,542,197		2,280,296
Less: cash and cash equivalents					165,834		181,882
Net Debt (at JBG SMITH Share)					$2,376,363		$2,098,414

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	See page 53 for the components of Transaction and Other Costs.
(2)	Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the six months ended June 30, 2023 and 2022 is annualized by multiplying by two.
(3)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(10,545)	$123,275	$10,626	$123,243
Net income (loss) attributable to redeemable noncontrolling interests	(1,398)	18,248	1,965	18,258
Net loss attributable to noncontrolling interests	(311)	(29)	(535)	(84)
Net income (loss)	(12,254)	141,494	12,056	141,417
Gain on the sale of real estate, net of tax	—	(155,642)	(40,700)	(155,506)
Gain on the sale of unconsolidated real estate assets	—	(936)	—	(6,179)
Real estate depreciation and amortization	47,502	47,242	99,113	102,759
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	3,111	6,416	5,871	13,286
FFO attributable to noncontrolling interests	311	(47)	535	(73)
FFO Attributable to OP Units	$38,670	$38,527	$76,875	$95,704
FFO attributable to redeemable noncontrolling interests	(5,247)	(4,966)	(10,450)	(10,843)
FFO Attributable to Common Shareholders	$33,423	$33,561	$66,425	$84,861

FFO attributable to OP Units	$38,670	$38,527	$76,875	$95,704
Transaction and Other Costs, net of tax and noncontrolling interests (1)	3,337	1,892	5,710	2,735
(Income) loss from investments, net of tax	404	(957)	(1,001)	(11,495)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	2,601	(2,027)	5,142	(5,394)
Loss on the extinguishment of debt	450	1,038	450	1,629
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(341)	(124)	(508)	(565)
Share-based compensation related to Formation Transaction and special equity awards	—	1,577	351	3,821
Lease liability adjustments	(154)	—	(154)	—
Amortization of management contracts intangible, net of tax	1,024	1,106	2,130	2,211
Unconsolidated real estate ventures allocated share of above adjustments	5	1,593	41	1,545
Core FFO Attributable to OP Units	$45,996	$42,625	$89,036	$90,191
Core FFO attributable to redeemable noncontrolling interests	(6,241)	(5,494)	(12,103)	(10,383)
Core FFO Attributable to Common Shareholders	$39,755	$37,131	$76,933	$79,808
FFO per common share - diluted	$0.30	0.28	$0.59	$0.68
Core FFO per common share - diluted	$0.36	0.31	$0.69	$0.64
Weighted average shares - diluted (FFO and Core FFO)	109,708	121,327	111,868	123,990

See footnotes on page 17.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

FAD
Core FFO attributable to OP Units	$45,996	$42,625	$89,036	$90,191
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (2)	(11,602)	(13,300)	(19,396)	(27,002)
Straight-line and other rent adjustments (3)	(6,311)	(1,978)	(14,688)	(3,769)
Third-party lease liability assumption (payments) refunds	(25)	(25)	70	(25)
Share-based compensation expense	9,137	10,171	18,485	20,664
Amortization of debt issuance costs	1,343	1,135	2,650	2,311
Unconsolidated real estate ventures allocated share of above adjustments	641	(289)	1,043	(937)
Non-real estate depreciation and amortization	341	760	696	1,828
FAD available to OP Units (A)	$39,520	$39,099	$77,896	$83,261
Distributions to common shareholders and unitholders (B)	$27,684	$31,768	$57,303	$64,371
FAD Payout Ratio (B÷A) (4)	70.1%	81.3%	73.6%	77.3%

Capital Expenditures
Maintenance and recurring capital expenditures	$4,707	$6,091	$7,680	$10,911
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	35	312	35	394
Second-generation tenant improvements and leasing commissions	6,805	6,713	11,547	15,307
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	55	184	134	390
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	11,602	13,300	19,396	27,002
Non-recurring capital expenditures	10,904	13,552	20,597	26,362
Share of non-recurring capital expenditures from unconsolidated real estate ventures	3	37	5	49
First-generation tenant improvements and leasing commissions	4,174	4,197	7,299	8,647
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	240	244	553	717
Non-recurring capital expenditures	15,321	18,030	28,454	35,775
Total JBG SMITH Share of Capital Expenditures	$26,923	$31,330	$47,850	$62,777

(1)	See page 53 for the components of Transaction and Other Costs.
(2)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(4)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH Share	Three Months Ended June 30, 2023
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,890	$1,251	$641	$4,782
Asset management fees	—	394	831	1,225
Development fees	1,808	154	794	2,756
Leasing fees	1,058	197	—	1,255
Construction management fees	186	116	—	302
Other service revenue	641	575	85	1,301
Total Revenue (2)	$6,583	$2,687	$2,351	$11,621
Pro rata adjusted general and administrative expense: third-party real estate services (3)				(10,662)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$959

(1)	Service revenues from unconsolidated real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations are $10.9 million of reimbursement revenue and $0.4 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and the JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and the JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. See "Pro Rata Adjusted General and Administrative Expenses" on the next page for a reconciliation of "General and administrative expenses: third-party real estate services" to "Pro Rata Adjusted General and Administrative Expenses."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure of its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by us and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended June 30, 2023
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$15,093	$—	$—	$589	$15,682
Third-party real estate services	22,105	—	(10,854)	(589)	10,662
Share-based compensation related to Formation Transaction and special equity awards	—	—	—	—	—

Total	$37,198	$—	$(10,854)	$—	$26,344

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $10.9 million of general and administrative expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of general and administrative expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of general and administrative expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	JUNE 30, 2023 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH Share				Plus: Signed	Plus: Incremental
		Q2 2023		But Not Yet	NOI from Assets	Adjusted
		Operating	Annualized	Commenced	in Initial	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Lease-up (1)	NOI

Commercial (2)
National Landing	84.7%	$42,094	$165,929	$8,192	$—	$174,121
Other VA	95.6%	1,483	5,932	268	—	6,200
DC	66.8%	2,263	9,052	4,304	—	13,356
MD	86.4%	866	3,464	—	—	3,464
Total / weighted average	84.0%	$46,706	$184,377	$12,764	$—	$197,141

Multifamily (3)
National Landing	93.8%	$12,151	$48,604	$—	$—	$48,604
DC	93.9%	17,268	69,072	500	—	69,572
MD	92.5%	3,258	13,032	—	1,307	14,339
Total / weighted average	93.7%	$32,677	$130,708	$500	$1,307	$132,515

Ground Leases and Other (4)
Other VA	—	$103	$412	$—	$—	$412
DC	—	494	1,976	—	—	1,976
Total	—	$597	$2,388	$—	$—	$2,388

Total / Weighted Average	88.0%	$79,980	$317,473	$13,264	$1,307	$332,044

(1)	Incremental revenue from commercial assets represents the burn-off of Free Rent and is calculated as Free Rent incurred at assets in their initial lease-up for the three months ended June 30, 2023 multiplied by four. Incremental revenue from multifamily assets in their initial lease-up is calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly in-place rent per unit as of June 30, 2023, multiplied by 12, and assumes no rent growth. Excludes potential revenue from vacant retail space in multifamily assets in their initial lease-up.
(2)	Crystal City Marriott is excluded from the Percent Occupied metric.
(3)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(4)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	JUNE 30, 2023 (Unaudited)

ummary & Sale Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended June 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2023	2022	% Change
Same Store (2)
National Landing	26	7,269,550 SF/ 2,856 Units	6,993,753 SF/ 2,856 Units	89.0%	87.0%	$51,034	$52,403	(2.6)%
Other VA	4	1,058,433 SF	399,255 SF	95.4%	95.6%	4,729	5,407	(12.5)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	94.1%	89.0%	19,331	17,147	12.7%
MD	5	513,647 SF/ 760 Units	273,241 SF/ 760 Units	93.1%	90.0%	3,246	3,279	(1.0)%
Total / weighted average	50	9,654,017 SF/ 6,756 Units	8,179,411 SF/ 6,756 Units	90.6%	88.0%	$78,340	$78,236	0.1%

Non-Same Store
National Landing	—	—	—	—	—	$—	$—	—
Other VA	1	—	—	—	—	68	838	(91.9)%
DC	—	—	—	—	—	694	3,151	(78.0)%
MD	—	—	—	—	—	878	3,018	(70.9)%
Total / weighted average	1	—	—	—	—	$1,640	$7,007	(76.6)%

Total Operating Portfolio
National Landing	26	7,269,550 SF/ 2,856 Units	6,993,753 SF/ 2,856 Units	89.0%	87.0%	$51,034	$52,403	(2.6)%
Other VA	5	1,058,433 SF	399,255 SF	95.4%	95.6%	4,797	6,245	(23.2)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	94.1%	89.0%	20,025	20,298	(1.3)%
MD	5	513,647 SF/ 760 Units	273,241 SF/ 760 Units	93.1%	90.0%	4,124	6,297	(34.5)%
Operating Portfolio - Total / Weighted Average	51	9,654,017 SF/ 6,756 Units	8,179,411 SF/ 6,756 Units	90.6%	88.0%	$79,980	$85,243	(6.2)%

See footnotes on page 22.

SUMMARY & SAME STORE NOI (NON-GAAP)	JUNE 30, 2023 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Six Months Ended June 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2023	2022	% Change
Same Store (2)
National Landing	26	7,269,550 SF/ 2,856 Units	6,993,753 SF/ 2,856 Units	89.0%	87.0%	$101,714	$102,274	(0.5)%
Other VA	4	1,058,433 SF	399,255 SF	95.4%	95.6%	9,477	11,590	(18.2)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	94.1%	89.0%	37,698	35,069	7.5%
MD	4	513,647 SF/ 438 Units	273,241 SF/ 438 Units	93.2%	92.8%	4,646	5,717	(18.7)%
Total / weighted average	49	9,654,017 SF/ 6,434 Units	8,179,411 SF/ 6,434 Units	90.6%	88.0%	$153,535	$154,650	(0.7)%

Non-Same Store
National Landing	—	—	—	—	—	$—	$—	—
Other VA	1	—	—	—	—	210	7,345	(97.1)%
DC	—	—	—	—	—	1,209	8,953	(86.5)%
MD	1	322 Units	322 Units	93.0%	85.1%	6,248	6,620	(5.6)%
Total / weighted average	2	322 Units	322 Units	93.0%	85.1%	$7,667	$22,918	(66.5)%

Total Operating Portfolio
National Landing	26	7,269,550 SF/ 2,856 Units	6,993,753 SF/ 2,856 Units	89.0%	87.0%	$101,714	$102,274	(0.5)%
Other VA	5	1,058,433 SF	399,255 SF	95.4%	95.6%	9,687	18,935	(48.8)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	94.1%	89.0%	38,907	44,022	(11.6)%
MD	5	513,647 SF/ 760 Units	273,241 SF/ 760 Units	93.1%	90.0%	10,894	12,337	(11.7)%
Operating Portfolio - Total / Weighted Average	51	9,654,017 SF/ 6,756 Units	8,179,411 SF/ 6,756 Units	90.6%	88.0%	$161,202	$177,568	(9.2)%

(1)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(2)	Same Store refers to the pool of assets that were In-Service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

SUMMARY NOI (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended June 30, 2023 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Ground Leases and Other (7)	Total
Number of operating assets	44	7	31	18	2	51
Property rental (1)	$102,485	$7,208	$62,477	$46,591	$625	$109,693
Tenant expense reimbursement	6,510	318	5,735	1,093	—	6,828
Other revenue (2)	11,795	334	5,804	6,325	—	12,129
Total revenue	120,790	7,860	74,016	54,009	625	128,650

Operating expenses	(45,892)	(2,505)	(27,037)	(21,332)	(28)	(48,397)
Ground rent expense	(273)	—	(273)	—	—	(273)
Total expenses	(46,165)	(2,505)	(27,310)	(21,332)	(28)	(48,670)

Operating Portfolio NOI (3)	$74,625	$5,355	$46,706	$32,677	$597	$79,980

Annualized NOI	$296,053	$21,420	$184,377	$130,708	$2,388	$317,473
Additional Information
Free Rent (at 100% share)	$9,525	$587	$7,997	$2,115	$—	$10,112
Free Rent (at JBG SMITH Share)	$9,525	$132	$7,542	$2,115	$—	$9,657
Annualized Free Rent (at JBG SMITH Share) (4)	$38,100	$528	$30,168	$8,460	$—	$38,628
% occupied (at JBG SMITH Share) (5)	87.8%	93.0%	84.0%	93.7%	—	88.0%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$12,976	$720	$13,196	$500	$—	$13,696
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$12,976	$288	$12,764	$500	$—	$13,264

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $7.2 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $3.9 million of related party management fees at JBG SMITH Share. See definition of NOI on page 50.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2023 multiplied by four.
(5)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Occupied metric.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2023.
(7)	Includes 1700 M Street and 1831/1861 Wiehle Avenue for which we are the ground lessor. In 2021, the 1700 M Street ground lessee commenced construction on the site and provided us with a completion guarantee. The ground rent is currently $2.0 million per annum payable in equal quarterly installments. The ground rent will increase to $4.95 million per annum upon substantial completion of the ground lessee's construction but no later than December 4, 2023 and includes market escalations and CPI resets. The ground lease expires on December 4, 2117. Ground rent on 1831/1861 Wiehle Avenue commenced on July 1, 2022 and is currently $500,000 per annum payable in equal monthly installments. The ground lease expires on April 29, 2121.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Summary NOI – Commercial

dollars in thousands	NOI for the Three Months Ended June 30, 2023 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	Other VA	DC	MD	Total
Number of operating assets	24	7	22	4	3	2	31
Property rental (1)	$55,269	$7,208	$54,838	$1,506	$4,233	$1,900	$62,477
Tenant expense reimbursement	5,417	318	3,764	1,193	745	33	5,735
Other revenue (2)	5,470	334	5,287	293	(6)	230	5,804
Total revenue	66,156	7,860	63,889	2,992	4,972	2,163	74,016

Operating expenses	(24,532)	(2,505)	(21,795)	(1,509)	(2,709)	(1,024)	(27,037)
Ground rent expense	(273)	—	—	—	—	(273)	(273)
Total expenses	(24,805)	(2,505)	(21,795)	(1,509)	(2,709)	(1,297)	(27,310)

Operating Portfolio NOI (3)	$41,351	$5,355	$42,094	$1,483	$2,263	$866	$46,706

Annualized NOI	$162,957	$21,420	$165,929	$5,932	$9,052	$3,464	$184,377
Additional Information
Free Rent (at 100% share)	$7,410	$587	$5,380	$1,857	$348	$412	$7,997
Free Rent (at JBG SMITH Share)	$7,410	$132	$5,339	$1,646	$172	$385	$7,542
Annualized Free Rent (at JBG SMITH Share) (4)	$29,640	$528	$21,356	$6,584	$688	$1,540	$30,168
% occupied (at JBG SMITH Share) (5)	83.4%	93.0%	84.7%	95.6%	66.8%	86.4%	84.0%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$12,476	$720	$8,192	$488	$4,516	$—	$13,196
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$12,476	$288	$8,192	$268	$4,304	$—	$12,764

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $5.3 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $2.2 million of related party management fees at JBG SMITH Share. See definition of NOI on page 50.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2023 multiplied by four.
(5)	Crystal City Marriott is excluded from the Percent Occupied metric.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2023.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Summary NOI – Multifamily

dollars in thousands	NOI for the Three Months Ended June 30, 2023 at JBG SMITH Share
	Consolidated	National Landing	DC	MD	Total
Number of operating assets	18	4	11	3	18
Property rental (1)	$46,591	$17,707	$23,814	$5,070	$46,591
Tenant expense reimbursement	1,093	89	960	44	1,093
Other revenue (2)	6,325	2,598	3,309	418	6,325
Total revenue	54,009	20,394	28,083	5,532	54,009

Operating expenses	(21,332)	(8,243)	(10,815)	(2,274)	(21,332)
Ground rent expense	—	—	—	—	—
Total expenses	(21,332)	(8,243)	(10,815)	(2,274)	(21,332)

Operating Portfolio NOI (3)	$32,677	$12,151	$17,268	$3,258	$32,677

Annualized NOI	$130,708	$48,604	$69,072	$13,032	$130,708
Additional Information
Free Rent (at 100% share)	$2,115	$822	$1,128	$165	$2,115
Free Rent (at JBG SMITH Share)	$2,115	$822	$1,128	$165	$2,115
Annualized Free Rent (at JBG SMITH Share) (4)	$8,460	$3,288	$4,512	$660	$8,460
% occupied (at JBG SMITH Share) (5)	93.7%	93.8%	93.9%	92.5%	93.7%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$500	$—	$500	$—	$500
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$500	$—	$500	$—	$500

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $1.9 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $1.7 million of related party management fees at JBG SMITH Share. See definition of NOI on page 50.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2023 multiplied by four.
(5)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for retail spaces for which rent had not yet commenced as of June 30, 2023.

NOI RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$(10,545)	$123,275	$10,626	$123,243
Add:
Depreciation and amortization expense	49,218	49,479	102,649	107,541
General and administrative expense:
Corporate and other	15,093	14,782	31,216	30,597
Third-party real estate services	22,105	24,143	45,928	51,192
Share-based compensation related to Formation Transaction and special equity awards	—	1,577	351	3,821
Transaction and Other Costs	3,492	1,987	5,964	2,886
Interest expense	25,835	16,041	52,677	32,319
Loss on the extinguishment of debt	450	1,038	450	1,629
Income tax expense	611	2,905	595	2,434
Net income (loss) attributable to redeemable noncontrolling interests	(1,398)	18,248	1,965	18,258
Net loss attributable to noncontrolling interests	(311)	(29)	(535)	(84)
Less:
Third-party real estate services, including reimbursements revenue	22,862	22,157	45,646	46,127
Other revenue	3,846	1,798	5,572	3,994
Income (loss) from unconsolidated real estate ventures, net	510	(2,107)	943	1,038
Interest and other income, net	2,281	1,672	6,358	15,918
Gain on the sale of real estate, net	—	158,767	40,700	158,631
Consolidated NOI	75,051	71,159	152,667	148,128
NOI attributable to unconsolidated real estate ventures at our share	5,175	8,321	9,604	15,268
Non-cash rent adjustments (1)	(6,311)	(1,978)	(14,688)	(3,769)
Other adjustments (2)	5,163	5,695	12,008	14,443
Total adjustments	4,027	12,038	6,924	25,942
NOI	$79,078	$83,197	$159,591	$174,070
Less: out-of-service NOI loss (3)	(902)	(2,046)	(1,611)	(3,498)
Operating Portfolio NOI	$79,980	$85,243	$161,202	$177,568
Non-Same Store NOI (4)	1,640	7,007	7,667	22,918
Same Store NOI (5)	$78,340	$78,236	$153,535	$154,650

Change in Same Store NOI	0.1%		(0.7)%
Number of properties in Same Store pool	50		49

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and related party management fees.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

LEASING ACTIVITY - OFFICE	JUNE 30, 2023 (Unaudited)

Leasing Activity – Office

square feet in thousands	Three Months Ended	Six Months Ended
	June 30, 2023	June 30, 2023
Square feet leased:
At 100% share	223	346
At JBG SMITH Share	210	323
First-generation space: New	23	41
Second-generation space: New	39	45
Second-generation space: Renewal	148	237
Initial rent (1)	$45.49	$47.40
Straight-line rent (2)	$44.47	$46.78
Weighted average lease term (years)	5.9	4.9
Weighted average Free Rent period (months)	2.6	2.5
Second-generation space:
Square feet	187	282
Cash basis:
Initial rent (1)	$45.51	$47.76
Prior escalated rent	$44.31	$46.91
% change	2.7%	1.8%
GAAP basis:
Straight-line rent (2)	$44.32	$47.07
Prior straight-line rent	$42.20	$44.91
% change	5.0%	4.8%
Tenant improvements:
Per square foot	$37.48	$35.37
Per square foot per annum	$6.39	$7.29
% of initial rent	14.0%	15.4%
Leasing commissions:
Per square foot	$6.70	$6.03
Per square foot per annum	$1.14	$1.24
% of initial rent	2.5%	2.6%

Note: At JBG SMITH Share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, including the effect of Free Rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	JUNE 30, 2023 (Unaudited)

Net Effective Rent – Office

square feet in thousands, dollars per square feet, at JBG SMITH Share		Three Months Ended
	Five Quarter Weighted Average	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Square feet	210	210	114	193	207	326
Weighted average lease term (years)	6.3	5.9	3.0	4.2	8.0	8.0
Initial rent (1)	$45.24	$45.49	$50.92	$49.20	$45.87	$40.34
Base rent per annum (2)	$47.06	$44.48	$51.50	$51.72	$52.06	$41.22
Tenant improvements per annum	(6.81)	(6.39)	(10.59)	(7.21)	(8.84)	(4.24)
Leasing commissions per annum	(1.46)	(1.14)	(1.61)	(1.53)	(1.78)	(1.36)
Free Rent per annum	(3.21)	(1.68)	(3.52)	(3.65)	(4.57)	(2.96)
Net Effective Rent	$35.58	$35.27	$35.78	$39.33	$36.87	$32.66

National Landing
Square feet	140	178	103	183	184	52
Initial rent (1)	$47.03	$43.55	$49.74	$49.24	$46.41	$48.00
Net effective rent	$36.43	$34.38	$34.66	$39.33	$36.93	$35.01

Other VA
Square feet	32	27	9	1	1	123
Initial rent (1)	$51.23	$59.38	$68.64	$31.81	$38.61	$48.49
Net effective rent	$42.15	$54.95	$57.57	$28.93	$30.76	$38.46

DC
Square feet	9	5	—	7	9	24
Initial rent (1)	$49.28	$38.85	$—	$54.07	$55.95	$47.34
Net effective rent	$40.10	$29.22	$—	$40.50	$42.94	$41.04

MD
Square feet	29	—	2	1	13	127
Initial rent (1)	$28.37	$—	$30.00	$28.70	$32.09	$27.95
Net effective rent	$26.53	$—	$27.73	$28.28	$25.44	$26.61

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the recognition of property rental revenue in accordance with GAAP. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before Free Rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by SF, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management's estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	JUNE 30, 2023 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot	Expiration (1)
Month-to-Month	34	59,058	0.8%	$446	0.1%	$7.55	$7.55
2023	60	533,026	7.5%	21,769	6.8%	40.84	41.02
2024	84	1,496,065	21.2%	70,933	22.2%	47.41	47.95
2025	73	731,160	10.3%	33,000	10.3%	45.13	47.04
2026	55	240,016	3.4%	11,921	3.7%	49.67	53.15
2027	39	508,400	7.2%	24,553	7.7%	48.30	53.41
2028	54	355,910	5.0%	17,041	5.3%	47.88	53.79
2029	29	195,206	2.8%	9,165	2.9%	46.95	56.10
2030	30	342,970	4.9%	17,536	5.5%	51.13	60.84
2031	27	550,672	7.8%	20,868	6.5%	37.89	41.31
Thereafter	92	2,057,531	29.1%	91,854	29.0%	45.51	57.40
Total / Weighted Average	577	7,070,014	100.0%	$319,086	100.0%	$45.38	$50.91

Note: Includes all leases as of June 30, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 5.5 years.

(1)	Represents monthly base rent before Free Rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by SF. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of June 30, 2023, or management's estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	JUNE 30, 2023 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH Share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024

Commercial
Operating	C	$12,476	$1,544	$2,367	$2,680	$2,730	$2,730	$3,079
Operating	U	288	28	72	72	72	72	72
Total		$12,764	$1,572	$2,439	$2,752	$2,802	$2,802	$3,151

Multifamily
Operating	C	$500	$62	$115	$125	$125	$125	$125
Under construction	C	764	—	—	13	113	178	191
Total		$1,264	$62	$115	$138	$238	$303	$316

Total		$14,028	$1,634	$2,554	$2,890	$3,040	$3,105	$3,467

Note: Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2023.

(1)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date.
(2)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12.

TENANT CONCENTRATION	JUNE 30, 2023 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	37	1,810,310	25.6%	$71,799	22.5%
2	Amazon	8	1,035,347	14.6%	46,099	14.4%
3	Gartner, Inc	1	174,424	2.5%	12,878	4.0%
4	Lockheed Martin Corporation	2	207,095	2.9%	9,734	3.1%
5	Accenture LLP	2	116,736	1.7%	5,722	1.8%
6	Public Broadcasting Service	1	120,328	1.7%	4,871	1.5%
7	Booz Allen Hamilton Inc	3	107,415	1.5%	4,804	1.5%
8	Evolent Health LLC	1	90,905	1.3%	4,761	1.5%
9	Greenberg Traurig LLP	1	64,090	0.9%	4,617	1.4%
10	The International Justice Mission	1	74,833	1.1%	4,489	1.4%
11	American Diabetes Association	1	80,998	1.1%	3,723	1.2%
12	SAIC	4	69,357	1.0%	3,291	1.0%
13	Willis Towers Watson US LLC	1	61,653	0.9%	3,254	1.0%
14	National Consumer Cooperative	1	65,736	0.9%	3,236	1.0%
15	Management System Intl Inc	1	50,069	0.7%	2,877	0.9%
16	Whole Foods Market Group Inc	2	81,582	1.2%	2,730	0.9%
17	Cushman & Wakefield U.S. Inc	1	38,008	0.5%	2,543	0.8%
18	Food Marketing Institute	1	44,196	0.6%	2,386	0.7%
19	WeWork	1	41,647	0.6%	2,305	0.7%
20	DRS Tech Inc dba Finmeccanica	1	46,184	0.7%	2,188	0.7%
	Other	506	2,689,101	38.0%	120,779	38.0%
	Total	577	7,070,014	100.0%	$319,086	100.0%

Note: Includes all leases as of June 30, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

INDUSTRY DIVERSITY	JUNE 30, 2023 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Business Services	41	1,516,760	21.5%	$74,975	23.5%
2	Government	41	1,819,667	25.7%	72,256	22.6%
3	Government Contractors	109	1,410,305	19.9%	66,137	20.7%
4	Member Organizations	36	551,136	7.8%	27,991	8.8%
5	Health Services	28	269,636	3.8%	11,098	3.5%
6	Real Estate	32	250,520	3.5%	10,828	3.4%
7	Food and Beverage	71	184,391	2.6%	10,485	3.3%
8	Legal Services	19	112,287	1.6%	7,080	2.2%
9	Communications	5	125,659	1.8%	5,114	1.6%
10	Educational Services	10	64,829	0.9%	3,029	0.9%
	Other	185	764,824	10.9%	30,093	9.5%
	Total	577	7,070,014	100.0%	$319,086	100.0%

Note: Includes all leases as of June 30, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

PORTFOLIO SUMMARY	JUNE 30, 2023 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	44	13,295,613	6,756	—
Under-Construction (3)	2	1,214,951	1,583	—
Development Pipeline	11	—	—	8,442,000
Total	57	14,510,564	8,339	8,442,000

Real Estate Ventures
Operating	7	2,043,670	—	—
Under-Construction	—	—	—	—
Development Pipeline	9	—	—	4,092,000
Total	16	2,043,670	—	4,092,000

Total Portfolio	73	16,554,234	8,339	12,534,000

Total Portfolio (at JBG SMITH Share)	73	15,079,628	8,339	9,797,300

Note: At 100% share, unless otherwise indicated.

(1)	For Under-Construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.
(3)	See footnotes (3) and (4) on page 40.

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2023 (Unaudited)

Property Table – Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q2 2022 ‑ 2023 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

National Landing
1550 Crystal Drive (5)	National Landing	100.0%	C	Y / Y	1980 / 2020	549,187	448,601	100,586	94.9%	90.1%	95.7%	$22,037	$43.35	$46.83
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	504,335	504,335	—	89.6%	79.9%	—	18,631	46.25	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / 2019	499,675	491,783	7,892	66.4%	65.8%	100.0%	15,882	48.65	17.01
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,907	416,980	51,927	73.6%	70.6%	97.4%	16,069	47.82	39.29
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,510	433,748	6,762	58.7%	58.8%	50.3%	12,662	49.11	39.13
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / 2019	402,375	390,318	12,057	86.3%	86.1%	92.6%	14,934	48.54	46.00
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,576	336,230	48,346	96.2%	96.3%	95.0%	16,065	46.15	24.32
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	362,219	333,911	28,308	93.5%	94.0%	87.5%	13,729	42.25	18.84
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2016	336,159	333,546	2,613	99.6%	100.0%	44.5%	11,416	34.11	33.32
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / 2014	329,607	317,394	12,213	98.8%	98.7%	100.0%	12,533	38.20	46.25
251 18th Street S. (5)	National Landing	100.0%	C	Y / Y	1975 / 2013	317,374	293,818	23,556	97.1%	100.0%	61.1%	13,830	44.66	49.13
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	57.0%	57.0%	—	7,543	46.66	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,162	263,312	12,850	97.5%	98.3%	80.9%	10,907	41.31	20.15
1901 South Bell Street (5)	National Landing	100.0%	C	Y / Y	1968 / 2008	274,912	274,912	—	68.7%	68.7%	—	7,821	41.41	—
1770 Crystal Drive	National Landing	100.0%	C	Y / Y	2020 / N/A	273,787	259,651	14,136	100.0%	100.0%	100.0%	12,267	44.83	44.35
Crystal City Marriott (345 Rooms) (6)	National Landing	100.0%	C	Y / Y	1968 / 2019	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	100.0%	—	11,332	44.71	—
1800 South Bell Street	National Landing	100.0%	C	Y / Y	1969 / 2019	206,186	190,984	15,202	99.2%	100.0%	88.8%	8,322	43.26	4.43
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,761	202,761	—	77.5%	77.5%	—	7,664	48.75	—
Crystal City Shops at 2100 (5)	National Landing	100.0%	C	Y / Y	1968 / 2006	43,241	—	43,241	97.5%	—	97.5%	432	—	10.24
Crystal Drive Retail (5)	National Landing	100.0%	C	Y / Y	2003 / 2004	42,938	—	42,938	100.0%	—	100.0%	2,747	—	63.97
Central Place Tower (7)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	551,594	524,316	27,278	99.3%	99.3%	100.0%	37,235	69.88	31.16

Other VA
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,759	277,397	26,362	99.3%	100.0%	81.9%	$15,084	$50.60	$48.48
Stonebridge at Potomac Town Center (8)	Prince William County	10.0%	U	Y / Y	2012 / N/A	504,327	—	504,327	98.0%	—	98.0%	16,663	—	33.70
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	146,759	137,533	9,226	65.6%	63.8%	91.4%	4,034	42.35	37.38
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	103,588	96,004	7,584	66.1%	69.6%	—	1,652	24.72	—

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2023 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q2 2022 ‑ 2023 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	375,493	344,173	31,320	77.7%	59.0%	92.6%	$15,066	$65.94	$57.46
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	227,493	220,639	6,854	79.8%	79.2%	100.0%	9,188	50.92	42.43
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	209,401	199,647	9,754	88.6%	88.9%	82.8%	10,294	55.32	59.29

MD
One Democracy Plaza (7) (8)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	213,139	211,001	2,138	83.5%	83.6%	70.5%	$5,172	$29.04	$32.73
4747 Bethesda Avenue (9)	Bethesda CBD	20.0%	U	Y / Y	2019 / N/A	300,508	286,199	14,309	96.9%	96.7%	100.0%	20,725	69.06	112.83

Operating - Total / Weighted Average						9,654,017	8,326,238	1,061,779	87.0%	84.4%	94.4%	$371,936	$47.90	$37.13

Total at JBG SMITH Share
National Landing						6,993,753	6,291,487	436,266	86.2%	84.7%	92.7%	255,442	$45.54	$36.26
Other VA						399,255	319,434	79,821	95.4%	95.6%	90.9%	17,773	49.15	38.18
DC						513,162	475,799	37,363	80.2%	66.8%	91.3%	21,637	61.87	57.39
MD						273,241	268,241	5,000	86.4%	86.4%	87.4%	9,317	38.60	85.13
Operating - Total / Weighted Average						8,179,411	7,354,961	558,450	86.3%	84.0%	92.3%	$304,169	$46.30	$38.34

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q1 2023	31	9,653,793	8,179,302
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	224	109
Other	—	—	—

Q2 2023	31	9,654,017	8,179,411

See footnotes on page 36.

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2023 (Unaudited)

Footnotes

Note:  At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied office square footage may differ from leased office square footage because leased office square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Represents annualized retail rent divided by occupied retail SF. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(5)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from Square Feet, leased and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
1550 Crystal Drive	549,187	1,721
251 18th Street S.	317,374	21,992
1901 South Bell Street	274,912	1,924
Crystal City Shops at 2100	43,241	28,974
Crystal Drive Retail	42,938	14,027
2221 S. Clark Street - Office	-	35,182

(6)	Under the current management agreement, JBG SMITH receives 50% of the net cash flows from the hotel. Upon expiration on July 31, 2025, JBG SMITH expects to receive 100% of the cash flows. The Crystal City Marriott generated $3.8 million of Annualized NOI at JBG SMITH's share for the three months ended June 30, 2023.
(7)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
Central Place Tower (a)(b)	6/2/2102
One Democracy Plaza	11/17/2084

(a)	The ground lease is recorded as a finance lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
(b)	We have an option to purchase the ground lease at a fixed price.

(8)	Not Metro-Served.
(9)	Includes JBG SMITH's corporate office lease for approximately 84,400 SF.

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2023 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q2 2022 ‑ 2023 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

National Landing
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2014	1,676	1,327,551	1,324,889	2,662	97.3%	94.0%	100.0%	$37,185	$1,963	$2.48
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	96.8%	93.1%	100.0%	24,404	2,921	3.52
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	97.7%	94.3%	100.0%	8,290	2,743	2.70
2221 S. Clark Street- Residential (6)	National Landing	100.0%	C	Y / Y	1964 / 2016	216	96,948	96,948	—	99.0%	93.5%	—	5,298	2,187	4.87

DC
West Half	Ballpark	100.0%	C	Y / Y	2019 / N/A	465	385,368	343,089	42,279	94.9%	93.3%	83.1%	$15,555	$2,557	$3.49
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	98.5%	95.7%	100.0%	10,044	1,928	2.61
The Wren	U Street/Shaw	100.0%	C	Y / Y	2020 / N/A	433	332,682	289,686	42,996	98.0%	94.9%	100.0%	12,170	2,197	3.28
The Batley	Union Market/NoMa/H Street	100.0%	C	Y / Y	2019 / N/A	432	300,388	300,388	—	97.9%	94.7%	—	12,265	2,499	3.59
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	94.7%	86.6%	—	10,980	3,735	3.86
F1RST Residences	Ballpark	100.0%	C	Y / Y	2017 / N/A	325	270,928	249,456	21,472	97.7%	97.2%	88.4%	10,632	2,431	3.17
Atlantic Plumbing	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	310	245,143	221,788	23,355	97.8%	96.1%	89.2%	10,188	2,573	3.59
1221 Van Street	Ballpark	100.0%	C	Y / Y	2018 / N/A	291	225,530	202,715	22,815	97.2%	92.8%	93.1%	8,916	2,374	3.44
901 W Street	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	161	154,379	135,499	18,880	92.9%	90.1%	63.9%	5,515	2,677	3.20
900 W Street (6)	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	95	71,050	71,050	—	98.9%	94.7%	—	4,953	4,586	6.22
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	96.0%	—	96.0%	1,702	—	—

MD
8001 Woodmont	Bethesda CBD	100.0%	C	Y / N	2021 / N/A	322	363,979	344,405	19,574	93.0%	85.1%	95.1%	$12,272	$3,415	$3.22
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,754	222,754	—	98.5%	97.8%	—	5,848	1,860	2.24
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,143	112,143	—	99.4%	98.2%	—	3,106	1,550	2.35

Operating - Total / Weighted Average (6)						6,756	5,685,266	5,289,574	395,692	96.8%	93.7%	94.3%	$189,072	$2,404	$3.04

Under-Construction

National Landing
1900 Crystal Drive (7)	National Landing	—	C			808	633,985	595,315	38,670
2000/2001 South Bell Street (7)	National Landing	—	C			775	580,966	561,961	19,005

Under-Construction - Total						1,583	1,214,951	1,157,276	57,675

Total						8,339	6,900,217	6,446,850	453,367

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2023 (Unaudited)

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q2 2022 ‑ 2023 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share (6)

National Landing						2,856	2,315,347	2,269,045	46,302	97.2%	93.8%	100.0%	$69,879	$2,293	$2.78
DC						3,140	2,671,043	2,341,227	329,816	96.8%	93.9%	93.4%	97,967	2,502	3.37
MD						760	698,876	679,302	19,574	95.8%	92.5%	95.1%	21,226	2,392	2.72
Operating - Total/Weighted Average						6,756	5,685,266	5,289,574	395,692	96.8%	93.7%	94.3%	$189,072	$2,404	$3.04
Under-Construction assets						1,583	1,214,951	1,157,276	57,675

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q1 2023	18	5,685,266 SF/ 6,756 Units	5,685,266 SF/ 6,756 Units
Acquisitions	—	—	—
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	—	—

Q2 2023	18	5,685,266 SF/ 6,756 Units	5,685,266 SF/ 6,756 Units

Quarterly Rental Revenue and Occupancy Changes - Same Store Multifamily Assets
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change	Q2 2023	Q2 2022	% Change
National Landing	3	2,640	$2,293	$2,101	9.1%	93.8%	95.5%	(1.7%)	$68,169	$63,590	7.2%
DC	9	2,916	2,501	2,367	5.7%	93.8%	90.3%	3.5%	82,060	74,792	9.7%
MD	3	599	2,145	1,900	12.9%	94.5%	87.7%	6.8%	14,568	11,981	21.6%
Total / Weighted Average	15	6,155	$2,377	$2,206	7.8%	93.9%	92.3%	1.6%	$164,797	$150,363	9.6%

Note: At JBG SMITH Share. Includes assets placed In-Service prior to April 1, 2022. Excludes North End Retail and assets which are operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street).

See footnotes on page 39.

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2023 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Excludes North End Retail.
(5)	Represents multifamily rent divided by occupied multifamily SF; retail rent and retail SF are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(6)	2221 S. Clark Street – Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent, Monthly Rent Per Unit and Monthly Rent per Square Foot metrics as they are operated as short-term rental properties.
(7)	See footnotes (3) and (4) on page 40.

PROPERTY TABLE – UNDER-CONSTRUCTION	JUNE 30, 2023 (Unaudited)

Property Table – Under Construction

dollars in thousands
					Schedule (1)			At JBG SMITH Share
			Estimated	Estimated		Estimated			Estimated	Estimated
		%	Square	Number of	Construction	Completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Units	Start Date	Date	Stabilization Date	Cost (2)	Investment	Investment

Multifamily
National Landing
1900 Crystal Drive (3)	National Landing	—	633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$346,779	$75,412	$422,191
2000/2001 South Bell Street (4)	National Landing	—	580,966	775	Q1 2022	Q1 2025 - Q3 2025	Q4 2026	134,134	209,301	343,435

Under-Construction - Total / Weighted Average			1,214,951	1,583

Under-Construction - Total / Weighted Average at JBG SMITH Share			1,214,951	1,583	Q3 2021	Q3 2024 - Q1 2025	Q3 2026	$480,913	$284,713	$765,626

Weighted average Projected NOI Yield at JBG SMITH Share:	Multifamily
Estimated Total Investment (5)	5.8%
Estimated Incremental Investment	15.5%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$44.2

Note: At 100% share, unless otherwise noted.

(1)	Average dates are weighted by JBG SMITH Share of estimated SF.
(2)	Historical Cost excludes certain GAAP adjustments, capitalized interest and ground lease costs. See definition of Historical Cost on page 49.
(3)	We leased the land underlying 1900 Crystal Drive to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 1900 Crystal Drive, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. The ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $227.0 million. As of June 30, 2023, $150.6 million was outstanding under the mortgage loan. See page 45 for additional information. The ground lessee was obligated to invest $17.5 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide the additional project funding through a mezzanine loan to the ground lessee. We determined that 1900 Crystal Drive is a variable interest entity ("VIE") and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 1900 Crystal Drive's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(4)	We leased the land underlying 2000/2001 South Bell Street to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 2000/2001 South Bell Street, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. The ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $208.5 million. As of June 30, 2023, $629,000 was outstanding under the mortgage loan. See page 45 for additional information. The ground lessee was obligated to invest $16.0 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide additional project funding through a mezzanine loan to the ground lessee. We determined that 2000/2001 South Bell Street is a VIE and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 2000/2001 South Bell Street's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(5)	Historical Cost of 1900 Crystal Drive includes $22.6 million of design costs, the majority of which were incurred prior to the Formation Transaction, that are not related to the current planned development. Excluding these costs, Projected NOI Yield on Estimated Total Investment would be 6.0%.

PROPERTY TABLE – DEVELOPMENT PIPELINE	JUNE 30, 2023 (Unaudited)

Property Table – Development

dollars in thousands

			Earliest
			Potential					Estimated
		%	Construction	Estimated Potential Development Density (SF)				Number of
Asset	Submarket	Ownership	Start Date (1)	Total	Office	Multifamily	Retail	Units

National Landing
3330 Exchange Avenue	National Landing	50.0%	2023	239,800	—	216,400	23,400	240
3331 Exchange Avenue	National Landing	50.0%	2023	180,600	—	164,300	16,300	170
Potomac Yard Landbay F/G/H	National Landing	50.0% / 100.0%	2024 - 2026	2,614,000	1,369,000	1,147,000	98,000	1,240
2250 Crystal Drive	National Landing	100.0%	2024	696,200	—	681,300	14,900	825
1415 S. Eads Street	National Landing	100.0%	2024	531,400	—	527,400	4,000	635
223 23rd Street	National Landing	100.0%	2024	492,100	—	484,100	8,000	610
101 12th Street S.	National Landing	100.0%	2024	239,600	234,400	—	5,200	—
RiverHouse Land	National Landing	100.0%	2025	1,988,400	—	1,960,600	27,800	1,665
2525 Crystal Drive	National Landing	100.0%	2025	373,000	—	370,000	3,000	370
1800 South Bell Street Land (2)	National Landing	100.0%	2026	255,000	245,000	—	10,000	—
DC
5 M Street Southwest	Ballpark	100.0%	2023	664,700	—	648,400	16,300	650
Gallaudet Parcel 2-3 (3)	Union Market/NoMa/H Street	100.0%	2024	819,100	—	758,200	60,900	820
Capitol Point - North	Union Market/NoMa/H Street	100.0%	2024	738,300	—	705,500	32,800	760
Gallaudet Parcel 4 (3)	Union Market/NoMa/H Street	100.0%	2025	644,200	—	605,200	39,000	645
Other Development Parcels (4)				2,057,600	1,604,400	453,200	—	—

Total				12,534,000	3,452,800	8,721,600	359,600	8,630

Totals at JBG SMITH Share
National Landing				6,593,000	1,313,900	5,137,300	141,800	5,280
DC				3,058,600	149,600	2,760,000	149,000	2,875
Other				145,700	89,700	56,000	—	—
				9,797,300	1,553,200	7,953,300	290,800	8,155

			Fully Entitled	5,824,900	895,700	4,699,200	230,000	5,150
			Entitlement In Process	3,972,400	657,500	3,254,100	60,800	3,005
				9,797,300	1,553,200	7,953,300	290,800	8,155

Historical Cost at JBG SMITH Share (5)	$ 421,579

See footnotes on page 42.

PROPERTY TABLE – DEVELOPMENT PIPELINE	JUNE 30, 2023 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	Represents the earliest potential year in which construction could commence, subject to receipt of full entitlements, completion of design and market conditions. Office developments are pre-lease dependent.
(2)	Currently encumbered by an operating commercial asset.
(3)	Controlled through an option to acquire a leasehold interest with estimated stabilized annual ground rent payments totaling approximately $3.8 million. As of June 30, 2023, the weighted average remaining term for the option is 1.3 years.
(4)	Comprises six assets in which we have a minority interest. 809,500 SF is currently encumbered by two operating commercial assets.
(5)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 49.

DISPOSITION AND RECAPITALIZATION ACTIVITY	JUNE 30, 2023 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH Share
					Total Square Feet/
					Estimated Potential
					Development
	Ownership				Density	Gross Sales
Assets	Percentage	Asset Type	Location	Date Disposed	(Square Feet)	Price

Q1 2023
Development Parcel (1)	100.0%	Development Pipeline	Arlington, VA	March 17, 2023	—	$5,500
Q2 2023
None

Total					—	$5,500

(1)	One of the parcels which we acquired in December 2020 along with the future development parcel formerly occupied by the Americana Hotel.

Recapitalization Activity:

On March 23, 2023, we sold an 80.0% pari-passu interest in 4747 Bethesda Avenue for a gross sales price of $196.0 million, representing a gross valuation of $245.0 million. In connection with the transaction, the real estate venture assumed the related $175.0 million mortgage loan.

DEBT SUMMARY	JUNE 30, 2023 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH Share	2023	2024	2025	2026	2027	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($750 million commitment)	$—	$—	$—	$—	$62,000	$—	$62,000
Term loans ($720 million commitment)	—	—	200,000	—	—	520,000	720,000
Total unsecured debt	—	—	200,000	—	62,000	520,000	782,000
Secured Debt:
Consolidated principal balance	—	122,172	391,029	255,596	180,406	755,003	1,704,206
Unconsolidated principal balance	13,695	8,221	33,000	—	35,000	—	89,916
Total secured debt	13,695	130,393	424,029	255,596	215,406	755,003	1,794,122

Total Consolidated and Unconsolidated Principal Balance	$13,695	$130,393	$624,029	$255,596	$277,406	$1,275,003	$2,576,122

% of total debt maturing	0.5%	5.1%	24.2%	9.9%	10.8%	49.5%	100.0%
% floating rate (1)	100.0%	6.3%	—	81.4%	35.2%	36.9%	31.0%
% fixed rate (2)	—	93.7%	100.0%	18.6%	64.8%	63.1%	69.0%

Weighted Average Interest Rates
Variable rate (3)	6.91%	7.64%	—	6.26%	5.96%	4.92%	5.46%
Fixed rate	—	3.97%	3.83%	5.34%	4.44%	4.24%	4.13%
Total Weighted Average Interest Rates	6.91%	4.20%	3.83%	6.09%	4.98%	4.49%	4.54%

	Revolving Credit Facility and Term Loans
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	2023	Total/Weighted
	Facility	Term Loan	Term Loan	Term Loan	Average
Credit limit	$750,000	$200,000	$400,000	$120,000	$1,470,000
Outstanding principal balance	$62,000	$200,000	$400,000	$120,000	$782,000
Letters of credit	$467	$—	$—	$—	$467
Undrawn capacity	$687,533	$—	$—	$—	$687,533
Interest rate spread (4)	1.40%	1.15%	1.25%	1.25%	1.24%
All-In interest rate (5)	6.49%	2.61%	3.54%	5.26%	3.80%
Initial maturity date	Jun‑27	Jan‑25	Jan‑28	Jun‑28	—

Note: Amounts shown based on initial maturity date.

(1)	Floating rate debt includes floating rate loans with interest rate caps.
(2)	Fixed rate debt includes floating rate loans with interest rate swaps. Including interest rate caps, 91.4% of our debt is fixed or hedged.
(3)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.42% for consolidated debt, and 2.28% for all debt, and the weighted average maturity date of the interest rate caps is August 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(4)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(5)	The all-in interest rate is inclusive of interest rate swaps. As of June 30, 2023, we had interest rates swaps for the Tranche A-1 Term Loan, the Tranche A-2 Term Loan and the 2023 Term Loan.

DEBT BY INSTRUMENT	JUNE 30, 2023 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Consolidated
2101 L Street	100.0%	122,172	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1900 Crystal Drive (4)	—	150,596	S + 3.11%	Cap	6.61%	04/25/26	04/25/26
1215 S. Clark Street (5)	100.0%	105,000	S + 1.35%	Swap	5.34%	12/22/26	12/22/26
Tranche A‑1 Term Loan	100.0%	200,000	S + 1.15%	Swap	2.61%	01/14/25	01/14/27
8001 Woodmont	100.0%	102,563	4.82%	Fixed	4.82%	01/15/27	01/15/27
2000/2001 South Bell Street (6)	—	629	S + 2.25%	Cap	6.75%	01/22/27	01/22/27
1235 S. Clark Street	100.0%	77,214	3.94%	Fixed	3.94%	11/01/27	11/01/27
Tranche A‑2 Term Loan	100.0%	400,000	S + 1.25%	Swap	3.54%	01/13/28	01/13/28
Revolving Credit Facility (7)	100.0%	62,000	S + 1.40%	—	6.49%	06/29/27	06/29/28
2023 Term Loan	100.0%	120,000	S + 1.25%	Swap	5.26%	06/29/28	06/29/28
1225 S. Clark Street	100.0%	85,000	S + 1.70%	—	6.84%	07/27/28	07/27/28
WestEnd25	100.0%	97,500	S + 1.45%	Swap	4.16%	08/05/29	08/05/29
Multifamily Credit Facility (The Wren and F1RST Residences)	100.0%	187,557	5.13%	Fixed	5.13%	02/01/30	02/01/30
1221 Van Street (8)	100.0%	87,253	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
220 20th Street (8)	100.0%	80,240	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
The Bartlett (8)	100.0%	217,453	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
Total Consolidated Principal Balance		2,486,206
Deferred financing costs and premium / (discount) - mortgage loans (9)		(16,942)
Deferred financing costs - revolving credit facility and term loans (9)		(14,953)
Total Consolidated Indebtedness		$2,454,311

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgage loans		$1,689,207
Revolving credit facility		62,000
Deferred financing costs, net (included in other assets) (9)		(13,653)
Term loans		716,757
Total Consolidated Indebtedness		$2,454,311

DEBT BY INSTRUMENT	JUNE 30, 2023 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Unconsolidated
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	45,671	S + 2.50%	—	7.64%	01/01/24	01/01/24
Stonebridge at Potomac Town Center	10.0%	79,600	S + 3.50%	—	8.64%	12/08/23	12/08/24
The Foundry (10)	9.9%	58,000	S + 1.50%	Cap	4.50%	12/12/23	12/12/24
1101 17th Street	55.0%	60,000	S + 1.31%	Swap	4.13%	06/13/25	06/13/25
4747 Bethesda Avenue (11)	20.0%	175,000	S + 1.35%	Cap	5.00%	02/20/27	02/20/27
Total Unconsolidated Principal Balance		418,271
Deferred financing costs and premium / (discount)		(10,082)
Total Unconsolidated Indebtedness		$408,189

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH Share		$2,486,206
Unconsolidated principal balance at JBG SMITH Share		89,916
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,576,122

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,454,311
Unconsolidated indebtedness at JBG SMITH Share		87,886
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,542,197

(1)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.42% for consolidated debt, and 2.28% for all debt, and the weighted average maturity date of the interest rate caps is August 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(2)	June 30, 2023 one-month LIBOR of 5.22% or one-month term SOFR of 5.14% applied to loans, which are denoted as floating (no swap) or floating with a cap, except as otherwise noted. As of the date of this filing, all our debt and hedging arrangements use SOFR as a reference rate.
(3)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(4)	We leased the land associated with 1900 Crystal Drive to a lessee which will construct the asset. The ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $227.0 million. The base rate for this loan was 3.50% as of June 30, 2023. See footnote (3) on page 40 for additional information.
(5)	The notional value of the 1215 S. Clark Street interest rate swap was $47.5 million.
(6)	We leased the land associated with 2000/2001 South Bell Street to a lessee which will construct the asset. In December 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $208.5 million. The interest rate cap is effective as of July 1, 2023. The base rate for this loan was 4.50% as of June 30, 2023. See footnote (4) on page 40 for additional information.
(7)	June 30, 2023 daily SOFR of 5.09% applied to the revolving credit facility.
(8)	The base rate for these loans was 1.99% as of June 30, 2023.
(9)	As of June 30, 2023, net deferred financing costs related to unfunded mortgage loans totaling $2.0 million and the revolving credit facility totaling $11.7 million were included in "Other assets, net" in our condensed consolidated balance sheet.
(10)	The base rate for this loan was 3.00% as of June 30, 2023.
(11)	The base rate for this loan was 3.65% as June 30, 2023.

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2023 (Unaudited)

Unconsolidated Real

Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet

J.P. Morgan Global Alternatives (1)
Potomac Yard Landbay F/G	Development Pipeline	Alexandria, VA	National Landing	50.0%	1,614,000
3330 Exchange Avenue	Development Pipeline	Alexandria, VA	National Landing	50.0%	239,800
3331 Exchange Avenue	Development Pipeline	Alexandria, VA	National Landing	50.0%	180,600
					2,034,400

Landmark
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	146,759
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	103,588
Rosslyn Gateway - South Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	311,000
					1,059,847

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	504,327
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	227,493
					731,820

Bresler / Brookfield
Waterfront Station	Development Pipeline	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	265,800
51 N Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	177,500
50 Patterson Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	142,200
					585,500

Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	551,594

4747 Bethesda Venture
4747 Bethesda Avenue (2)	Commercial	Bethesda, MD	Bethesda CBD	20.0%	300,508

Canadian Pension Plan Investment Board
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	209,401

Total Unconsolidated Real Estate Ventures					6,135,670

Note:  Total SF at 100% share.

(1)	J.P. Morgan Global Alternatives is the advisor for an institutional investor.
(2)	Includes JBG SMITH's corporate office lease for approximately 84,400 SF.

DEFINITIONS	JUNE 30, 2023

Definitions

"Annualized Rent" is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before Free Rent, plus tenant reimbursements as of June 30, 2023, multiplied by 12, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before Free Rent as of June 30, 2023, multiplied by 12. Annualized Rent excludes rent from leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics) and percentage rent. The in-place monthly base rent does not take into consideration temporary rent relief arrangements.

"Annualized Rent per Square Foot" is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Excludes percentage rent and the square footage of tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by Nareit. Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.

"Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of June 30, 2023, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of June 30, 2023. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we

DEFINITIONS	JUNE 30, 2023

make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption (payments) refunds, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 16-17.

"GAAP" means accounting principles generally accepted in the United States of America.

"Historical Cost" is a non-GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of June 30, 2023.

DEFINITIONS	JUNE 30, 2023

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of June 30, 2023.

"JBG SMITH Share" or "our share" refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures, but exclude our: (i) 10.0% subordinated interest in one commercial building, (ii) 33.5% subordinated interest in four commercial buildings and (iii) 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures; these interests and debt are excluded because our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

"Metro-Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station.

"Monthly Rent Per Unit" represents multifamily rent for the month ended June 30, 2023 divided by occupied units; retail rent is excluded from this metric.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended June 30, 2023 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of June 30, 2023. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this Investor Package. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

DEFINITIONS	JUNE 30, 2023

This Investor Package also contains management's estimate of stabilized NOI and projections of NOI yield for Under-Construction assets, which are based on management's estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Package will be achieved.

Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Package.

We do not provide reconciliations for non-GAAP estimates on a future basis, including Estimated Stabilized NOI and expected Annualized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss). Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

"Non-Same Store" refers to all operating assets excluded from the Same Store pool.

"Percent Leased" is based on leases signed as of June 30, 2023, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

"Percent Occupied" is based on occupied rentable square feet/units as of June 30, 2023, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet and units are excluded from this calculation.

"Pro Rata Adjusted General and Administrative Expenses", a non-GAAP financial measure, represents general and administrative expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the general and administrative expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our general and administrative expenses as compared to similar real estate companies and in general.

"Recently Delivered" refers to multifamily and commercial assets that are below 90% leased and have been delivered within the 12 months ended June 30, 2023.

"Same Store" refers to the pool of assets that were In-Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Signed But Not Yet Commenced Leases" means leases that, as of June 30, 2023, have been executed but for which rent has not commenced.

"Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under-Construction

DEFINITIONS	JUNE 30, 2023

assets, management's estimate of approximate rentable square feet based on current design plans as of June 30, 2023, and (iv) for assets in the Development Pipeline, management's estimate of developable gross square feet based on current business plans with respect to real estate owned or controlled as of June 30, 2023.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.

"Under-Construction" refers to assets that were under construction during the three months ended June 30, 2023.

.

APPENDIX – TRANSACTION AND OTHER COSTS	JUNE 30, 2023

Transaction and Other Costs

	Three Months Ended
dollars in thousands	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022

Transaction and Other Costs
Demolition costs	$1,466	$977	$385	$—	$406
Severance and other costs	1,799	1,448	20	1,146	727
Completed, potential and pursued transaction expenses	227	47	474	600	854
Total	$3,492	$2,472	$879	$1,746	$1,987

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Are Appendix – EBITDAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q2 2023		Q1 2023		Q4 2022		Q3 2022		Q2 2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(12,254)		$24,310		$(20,850)		$(21,581)		$141,494
Depreciation and amortization expense	49,218		53,431		56,174		50,056		49,479
Interest expense	25,835		26,842		25,679		17,932		16,041
Income tax expense (benefit)	611		(16)		(1,336)		166		2,905
Unconsolidated real estate ventures allocated share of above adjustments	4,618		3,664		3,738		7,725		9,494
EBITDA attributable to noncontrolling interests	(32)		30		22		(28)		(47)
EBITDA	$67,996		$108,261		$63,427		$54,270		$219,366
Gain on the sale of real estate, net	—		(40,700)		(3,263)		—		(158,767)
Gain on the sale of unconsolidated real estate assets	—		—		(618)		—		(936)
Impairment related to unconsolidated real estate ventures (1)	—		—		3,885		15,401		—

EBITDAre	$67,996		$67,561		$63,431		$69,671		$59,663
Transaction and Other Costs, net of noncontrolling interests (2)	3,492		2,472		879		1,746		1,987
Loss (income) from investments, net	526		(1,861)		298		567		(1,217)
Loss on the extinguishment of debt	450		—		—		1,444		1,038
Share-based compensation related to Formation Transaction and special equity awards	—		351		1,022		548		1,577
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(341)		(167)		(405)		(18)		(124)
Lease liability adjustments	(154)		—		—		—		—
Unconsolidated real estate ventures allocated share of above adjustments	—		2		26		34		1,841

Adjusted EBITDA	$71,969		$68,358		$65,251		$73,992		$64,765

Net Debt to Annualized Adjusted EBITDA (3)	8.3	x	7.8	x	8.6	x	7.9	x	8.1	x

Net Debt (at JBG SMITH Share)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Consolidated indebtedness (4)	$2,454,311	$2,344,304	$2,431,730	$2,382,429	$2,000,762
Unconsolidated indebtedness (4)	87,886	87,832	54,975	215,341	279,534
Total consolidated and unconsolidated indebtedness	2,542,197	2,432,136	2,486,705	2,597,770	2,280,296
Less: cash and cash equivalents	165,834	291,799	253,698	272,388	181,882
Net Debt (at JBG SMITH Share)	$2,376,363	$2,140,337	$2,233,007	$2,325,382	$2,098,414

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 53 for the components of Transaction and Other Costs.
(3)	Adjusted EBITDA is annualized by multiplying by four.
(4)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(10,545)	$21,171	$(18,579)	$(19,293)	$123,275
Net income (loss) attributable to redeemable noncontrolling interests	(1,398)	3,363	(2,468)	(2,546)	18,248
Net income (loss) attributable to noncontrolling interests	(311)	(224)	197	258	(29)
Net income (loss)	(12,254)	24,310	(20,850)	(21,581)	141,494
Gain on the sale of real estate, net of tax	—	(40,700)	(3,263)	—	(155,642)
Gain on the sale of unconsolidated real estate assets	—	—	(618)	—	(936)
Real estate depreciation and amortization	47,502	51,611	54,153	47,840	47,242
Impairment related to unconsolidated real estate ventures (1)	—	—	3,885	15,401	—
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	3,111	2,760	2,884	4,999	6,416
FFO attributable to noncontrolling interests	311	224	(326)	(336)	(47)
FFO Attributable to OP Units	$38,670	$38,205	$35,865	$46,323	$38,527
FFO attributable to redeemable noncontrolling interests	(5,247)	(5,203)	(4,776)	(6,227)	(4,966)
FFO Attributable to Common Shareholders	$33,423	$33,002	$31,089	$40,096	$33,561

FFO attributable to OP Units	$38,670	$38,205	$35,865	$46,323	$38,527
Transaction and Other Costs, net of tax and noncontrolling interests (2)	3,337	2,373	981	1,597	1,892
(Income) loss from investments, net of tax	404	(1,405)	109	567	(957)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	2,601	2,541	1,487	(2,779)	(2,027)
Loss on the extinguishment of debt	450	—	—	1,444	1,038
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(341)	(167)	(405)	(18)	(124)
Share-based compensation related to Formation Transaction and special equity awards	—	351	1,022	548	1,577
Lease liability adjustments	(154)	—	—	—	—
Amortization of management contracts intangible, net of tax	1,024	1,106	1,106	1,105	1,106
Unconsolidated real estate ventures allocated share of above adjustments	5	36	21	(416)	1,593
Core FFO Attributable to OP Units	$45,996	$43,040	$40,186	$48,371	$42,625
Core FFO attributable to redeemable noncontrolling interests	(6,241)	(5,862)	(5,883)	(7,158)	(5,494)
Core FFO Attributable to Common Shareholders	$39,755	$37,178	$34,303	$41,213	$37,131
FFO per diluted common share	$0.30	$0.29	$0.27	$0.35	$0.28
Core FFO per diluted common share	$0.36	$0.33	$0.30	$0.36	$0.31
Weighted average shares - diluted (FFO and Core FFO)	109,708	114,062	113,917	114,387	121,327

See footnotes on page 56.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022

FAD
Core FFO attributable to OP Units	$45,996	$43,040	$40,186	$48,371	$42,625
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(11,602)	(7,794)	(16,780)	(10,094)	(13,300)
Straight-line and other rent adjustments (4)	(6,311)	(8,377)	(7,655)	(6,018)	(1,978)
Third-party lease liability assumption (payments) refunds	(25)	95	—	—	(25)
Share-based compensation expense	9,137	9,348	8,084	5,714	10,171
Amortization of debt issuance costs	1,343	1,307	1,162	1,122	1,135
Unconsolidated real estate ventures allocated share of above adjustments	641	402	2,315	(2,618)	(289)
Non-real estate depreciation and amortization	341	355	546	740	760
FAD available to OP Units (A)	$39,520	$38,376	$27,858	$37,217	$39,099
Distributions to common shareholders and unitholders (B)	$27,684	$29,619	$29,625	$29,833	$31,768
FAD Payout Ratio (B÷A) (5)	70.1%	77.2%	106.3%	80.2%	81.3%

Capital Expenditures
Maintenance and recurring capital expenditures	$4,707	$2,973	$6,282	$4,944	$6,091
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	35	—	72	84	312
Second-generation tenant improvements and leasing commissions	6,805	4,742	10,276	5,038	6,713
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	55	79	150	28	184
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	11,602	7,794	16,780	10,094	13,300
Non-recurring capital expenditures	10,904	9,693	11,822	13,832	13,552
Share of non-recurring capital expenditures from unconsolidated real estate ventures	3	2	5	9	37
First-generation tenant improvements and leasing commissions	4,174	3,125	5,075	13,627	4,197
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	240	313	229	321	244
Non-recurring capital expenditures	15,321	13,133	17,131	27,789	18,030
Total JBG SMITH Share of Capital Expenditures	$26,923	$20,927	$33,911	$37,883	$31,330

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 53 for the components of Transaction and Other Costs.
(3)	Includes amounts, at JBG SMITH share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	JUNE 30, 2023 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Net income (loss) attributable to common shareholders	$(10,545)	$21,171	$(18,579)	$(19,293)	$123,275
Add:
Depreciation and amortization expense	49,218	53,431	56,174	50,056	49,479
General and administrative expense:
Corporate and other	15,093	16,123	15,611	12,072	14,782
Third-party real estate services	22,105	23,823	22,107	21,230	24,143
Share-based compensation related to Formation Transaction and special equity awards	—	351	1,022	548	1,577
Transaction and Other Costs	3,492	2,472	879	1,746	1,987
Interest expense	25,835	26,842	25,679	17,932	16,041
Loss on the extinguishment of debt	450	—	—	1,444	1,038
Income tax expense (benefit)	611	(16)	(1,336)	166	2,905
Net income (loss) attributable to redeemable noncontrolling interests	(1,398)	3,363	(2,468)	(2,546)	18,248
Net income (loss) attributable to noncontrolling interests	(311)	(224)	197	258	(29)
Less:
Third-party real estate services, including reimbursements revenue	22,862	22,784	21,050	21,845	22,157
Other income	3,846	1,726	1,663	1,764	1,798
Income (loss) from unconsolidated real estate ventures, net	510	433	(4,600)	(13,867)	(2,107)
Interest and other income, net	2,281	4,077	1,715	984	1,672
Gain on the sale of real estate, net	—	40,700	3,263	—	158,767
Consolidated NOI	75,051	77,616	76,195	72,887	71,159
NOI attributable to unconsolidated real estate ventures at our share	5,175	4,429	4,483	7,107	8,321
Non-cash rent adjustments (1)	(6,311)	(8,377)	(7,655)	(6,018)	(1,978)
Other adjustments (2)	5,163	6,845	7,069	6,230	5,695
Total adjustments	4,027	2,897	3,897	7,319	12,038
NOI	$79,078	$80,513	$80,092	$80,206	$83,197
Less: out-of-service NOI loss (3)	(902)	(710)	(805)	(548)	(2,046)
Operating portfolio NOI	$79,980	$81,223	$80,897	$80,754	$85,243

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and related party management fees.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.

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